UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ________)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

IEC Electronics Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applied:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.

(3)	Filing party:

(4)	Date filed:

2

IEC ELECTRONICS CORP.
105 NORTON STREET
NEWARK, NEW YORK 14513
(315) 331-7742

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On
January 19, 2011

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of IEC Electronics Corp.  The meeting will be held on Wednesday, January 19, 2011 at 9:00 a.m. (local time) at our offices, 105 Norton Street, Newark, New York, for the following purposes:

1.	To elect six (6) directors to serve until the 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.	To ratify the selection of EFP Rotenberg, LLP as the independent registered public accounting firm of the Company for the fiscal year ending September 30, 2011.

3.	To approve and adopt the IEC Electronics Corp. 2010 Omnibus Incentive Compensation Plan.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The record date for the annual meeting is November 26, 2010.  Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.  Our transfer books will not be closed.

By Order of the Board of Directors

Martin S. Weingarten,
Corporate Secretary

DATED:	December 9, 2010
Newark, New York

You are cordially invited to attend the meeting in person.  Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting.  Your vote is important, no matter how many shares you owned on the record date. A return envelope is enclosed for your convenience and needs no postage if mailed in the United States.  Even if you have voted by proxy, you may still vote in person if you attend the meeting.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JANUARY 19, 2011.

Our proxy statement and Annual Report to Stockholders, which are enclosed with this mailing, are also available at https://materials.proxyvote.com/44949L.

Table of Contents

Notice of Annual Meeting of Stockholders	1

Proxy Statement for 2011 Annual Meeting of Stockholders	3

Questions and Answers about this Proxy Material and Voting	3

Security Ownership of Certain Beneficial Owners and Management	7

Section 16(a) Beneficial Ownership Reporting Compliance	9

Proposal 1 - Election of Directors	9

Nominees for Election as Directors	9

Corporate Governance and Board Matters	11

Proposal 2 – Ratification of the Selection of the Company's Independent Registered Public Accounting Firm for Fiscal 2011	15

Audit Committee Report	17

Proposal 3 – Approval and Adoption of IEC Electronics Corp. 2010 Omnibus Incentive Compensation Plan	18

General	18

Summary of the Plan	18

Certain Federal Tax Aspects of the 2010 Plan	24

Limits of the Company’s Deduction – Section 162(m) of the Code	25

Registration with SEC	25

New Plan Benefits	25

Vote Required	25

Compensation of Named Executive Officers and Directors	26

Named Executive Officers	26

General Information	26

Executive Officer Compensation Tables	29

Employment Agreements and Change in Control Agreements	31

Director Compensation	33

Certain Relationships and Related Person Transactions	34

Other Matters	35

Appendix A – 2010 Omnibus Incentive Compensation Plan	A-1

IEC ELECTRONICS CORP.
105 NORTON STREET
NEWARK, NEW YORK 14513
(315) 331-7742

PROXY STATEMENT
FOR 2011 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We are sending you this proxy statement and the enclosed proxy card because the board of directors of IEC Electronics Corp. (“IEC”, the “Company”, “we”, “our”, “us”) is soliciting your proxy to vote at the 2011 Annual Meeting of Stockholders and any adjournment or postponement thereof. We invite you to attend the annual meeting and request that you vote on the proposals described in this proxy statement.  The meeting will be held on Wednesday, January 19, 2011 at 9:00 a.m. (local time) at our office, 105 Norton Street, Newark, New York.  However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, date, sign and return the enclosed proxy card.

We are mailing this proxy statement, the accompanying proxy card, and our Annual Report to Stockholders for the fiscal year ending September 30, 2010 (“Fiscal 2010”) on or about December 9, 2010 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on November 26, 2010, the record date for the meeting, will be entitled to vote at the annual meeting.  On November 26, 2010, there were 9,192,924 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on November 26, 2010, your shares of IEC common stock were registered directly in your name with our transfer agent, Registrar and Transfer Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy.  Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on November 26, 2010, your shares of IEC common stock were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization.  The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting.  As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account.  You are also invited to attend the annual meeting.  However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a signed letter or other valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote: the election of six directors to serve until the 2012 Annual Meeting of Stockholders, the ratification of the selection of EFP Rotenberg, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2011, and the approval and adoption of our 2010 Omnibus Incentive Compensation Plan.  Our board of directors does not intend to bring any other matters before the meeting and is not aware of anyone else who will submit any other matters to be voted on.  However, if any other matters properly come before the meeting, the people named on the proxy card, or their substitutes, will be authorized to vote on those matters in their own judgment.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of November 26, 2010, the record date for the annual meeting.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present if at least a majority of the outstanding shares entitled to vote are present at the meeting.  Your shares are counted as present at the meeting if:

•	You are present and vote in person at the meeting; or
•	You have properly submitted a proxy card.

Your shares will be counted towards the quorum only if you submit a valid proxy or vote in person at the meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How do I vote?

The procedures for voting are set forth below:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card.  Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•
To vote using the proxy card, simply complete, date and sign the enclosed proxy card and return it promptly in the envelope provided.  If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you hold your shares in “street name” and thus are a beneficial owner of shares registered in the name of your broker, bank or other agent, you must vote your shares in the manner prescribed by your broker or other nominee.  Your broker or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. Check the voting form used by that organization to see if it offers internet or telephone voting.  To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent.  Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the board of directors.  You may vote “FOR”, “AGAINST” or “ABSTAIN” on any other proposals.

If you submit your proxy but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum.  Your shares also will be counted as present at the meeting for the purpose of calculating the vote on the particular matter with respect to which you abstained from voting or withheld authority to vote.

If you abstain from voting on a proposal, your abstention has the same effect as a vote against that proposal, except, however, an abstention has no effect on the election of directors.

Under the rules of The New York Stock Exchange ("NYSE"), if you hold your shares in street name and do not provide voting instructions to your brokerage firm, it may still be able to vote your shares with respect to certain "discretionary" (or routine) items, but it will not be allowed to vote your shares with respect to certain "non-discretionary" items.  In the case of non-discretionary items, for which no instructions are received, the shares will be treated as "broker non-votes".  Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question.  A broker will not have discretionary authority to vote shares for the election of directors or on the proposal to approve the 2010 Omnibus Incentive Compensation Plan, but will have discretionary authority to vote on the proposal relating to the ratification of the selection of the accounting firm.  As a result, if you do not vote your street name shares, your broker has the authority to vote on your behalf with respect to Proposal 2 (the ratification of the selection of the accounting firm), but not with respect to Proposal 1 (the election of directors) or Proposal 3 (the approval of the Incentive Compensation Plan).  We encourage you to provide instructions to your broker to vote your shares for the director nominees and for the approval of the Incentive Compensation Plan.

An inspector of election appointed by the Company will tabulate votes at the annual meeting.

  How many votes are needed to approve each Proposal?

•	Proposal 1 - Election of directors

Directors are elected by a plurality of the votes represented by the shares of common stock present at the meeting in person or by proxy.

This means that the six director nominees with the most affirmative votes will be elected.  Withheld votes, abstentions and broker non-votes will have no effect.

•	Proposal 2 – Ratification of the selection of EFP Rotenberg, LLP as the independent registered public accounting firm of the Company for the fiscal year ending September 30, 2011 and

•	Proposal 3 – Approval of 2010 Omnibus Incentive Compensation Plan.

Approval for each of Proposal 2 and Proposal 3 is by the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote.  Abstentions are counted and have the effect of a vote against the proposal because abstentions are deemed to be present and entitled to vote but are not counted toward the affirmative vote required to approve such proposal.  Broker non-votes will not be considered as present and entitled to vote on the proposal.  Therefore, under applicable Delaware law, broker non-votes will have no effect on the number of affirmative votes required to adopt such proposal.

What if I return a proxy card but do not make specific choices?  What are the recommendations of our board of directors?

If you return a signed and dated proxy card without marking any voting selections, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors.  The board's recommendation is set forth together with the description of each proposal in this proxy statement.  In summary, the board recommends a vote:

•	for election of the nominated slate of directors (see Proposal 1);

•	for ratification of EFP Rotenberg, LLP as the independent registered public accounting firm for the fiscal year ending September 30, 2011 (see Proposal 2); and

•	for approval of the 2010 Omnibus Incentive Compensation Plan (see Proposal 3).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are a stockholder of record, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to Corporate Secretary, IEC Electronics Corp., 105 Norton Street, Newark, NY 14513.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If you hold your shares in street name, contact your broker or other nominee regarding how to revoke your proxy and change your vote.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in a Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) within four (4) business days of the annual meeting.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, date, sign and return each proxy card to ensure that all of your shares are voted.

Who is paying for this proxy solicitation?

IEC will pay for the entire cost of soliciting proxies.  In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. We will not pay our directors, officers and employees any additional compensation for soliciting proxies. In addition, we have retained the firm of InvestorCom, Inc., a professional solicitation firm, to assist us in the distribution and solicitation of proxies, for a fee of $4,500, plus expenses.  We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

When are stockholder proposals due for next year’s annual meeting?

At our annual meeting each year, our board of directors submits to stockholders its nominees for election as directors.  In addition, the board of directors may submit other matters to the stockholders for action at the annual meeting.

Our stockholders also may submit proposals for inclusion in the proxy material.  These proposals must meet the stockholder eligibility and other requirements of the SEC.  To be considered for inclusion in next year’s proxy materials, you must submit your proposal in writing by August 11, 2011 to our Corporate Secretary, IEC Electronics Corp., 105 Norton Street, Newark, New York 14513.

In addition, our by-laws provide that a stockholder may present from the floor a proposal that is not included in the proxy statement if the stockholder delivers written notice to our Corporate Secretary not less than 90 days prior to the date of the meeting.  The notice must set forth your name, address and number of shares of stock you hold, a representation that you intend to appear in person or by proxy at the meeting to make the proposal, a description of the business to be brought before the meeting, the reasons for conducting such business at the annual meeting, any material interest you have in the proposal, and such other information regarding the proposal as would be required to be included in a proxy statement.  We have received no such notice for the 2011 annual meeting.  For the 2012 annual meeting of stockholders, written notice must be delivered to our Corporate Secretary at our principal office, 105 Norton Street, Newark, New  York  14513, no later than October 24, 2011.

Our by-laws also provide that if a stockholder intends to nominate a candidate for election as a director, the stockholder must deliver written notice of such intent to our Corporate Secretary.  The notice must be delivered not less than 90 days before the date of a meeting of stockholders.  The notice must set forth your name and address and number of shares of stock you own, the name and address of the person to be nominated, a representation that you intend to appear in person or by proxy at the meeting to nominate the person specified in the notice, a description of all arrangements or understandings between such stockholder and each nominee and any other person (naming such person) pursuant to which the nomination is to be made by such stockholder, the nominee’s business address and experience during the past five years, any other directorships held by the nominee, the nominee's involvement in certain legal proceedings during the past ten years and such other information concerning the nominee as would be required to be included in a proxy statement soliciting proxies for the election of the nominee.  In addition, the notice must include the consent of the nominee to serve as a director if elected.  We have received no such notice for the 2011 annual meeting.  For the 2012 annual meeting of stockholders, written notice must be delivered to our Corporate Secretary at our principal office, 105 Norton Street, Newark, New York 14513 no later than October 24, 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the amount of IEC’s common stock beneficially owned  as of November 26, 2010 by (i) each person who is known by us to beneficially own more than 5% of our common stock, (ii) each of our directors, (iii) each of our executive officers named in the Summary Compensation Table, and (iv) all of our directors, and executive officers as a group.  The information as to each person has been furnished by such person, and, except as noted, each person named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned.

	Shares		Percent of Shares
Name of	Beneficially		Beneficially
Beneficial Owner	Owned(1)		Owned(1)
Directors
W. Barry Gilbert*	428,131	(2)	4.62%

Eben S. Moulton	313,000	(3)	3.40%

James C. Rowe	256,972	(4)	2.79%

Carl E. Sassano	48,094	(5)	+

Amy L. Tait	26,068		+

Jerold L. Zimmerman	110,310	(7)	1.20%

Executive Officers
Donald S. Doody	202,000	(8)	2.20%

Jeffrey T. Schlarbaum	359,500	(9)	3.82%

All directors and executive officers as a group (9 persons)	1,754,075	(10)	18.49%

*    Mr. Gilbert is also an executive officer.
+   Less than 1%

(1)
The number and percentage of shares beneficially owned are based on 9,192,924 shares outstanding and entitled to vote on November 26, 2010, adjusted as required by rules promulgated by the SEC.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock issuable pursuant to options held by that person that are currently exercisable or exercisable within 60 days of November 26, 2010 (“options currently exercisable”) are deemed to be outstanding and beneficially owned by the person holding the options. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

(2)	Includes 108,782 shares held by Mr. Gilbert’s wife, 66,660 shares subject to options currently exercisable, and 50,902 restricted shares.

(3)	Includes 2,334 shares subject to options currently exercisable and 1,818 restricted shares.

(4)
Includes 147,281 shares held by Mr. Rowe’s 401(k) plan, 31,440 shares held by a general partnership in which Mr. Rowe is a general partner and may be deemed a beneficial owner, 2,334 shares subject to options currently exercisable, and 1,818 restricted shares.

(5)	Includes 2,334 shares subject to options currently exercisable and 1,818 restricted shares.

(6)	Includes 1,818 restricted shares.

(7)	Includes 45,000 shares owned by Mrs. Jerold L. Zimmerman, 2,334 shares subject to options currently exercisable and 1,818 restricted shares.

(8)	Includes 202,000 shares held by a trust for which Mr. Doody and his wife are co-trustees of which 30,000 are restricted shares.

(9)	Includes 17,000 shares held by Mr. Schlarbaum’s wife in her 401(k) plan, 220,000 shares subject to options currently exercisable, and 42,500 restricted shares.

(10)	Includes 295,996 shares subject to options currently exercisable.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and changes in ownership of common stock and our other equity securities.  Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

SEC regulations require the Company to identify any one who filed a required report late during the most recent fiscal year.  Based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended September 30, 2010, we believe that, during Fiscal 2010, all of our directors and executive officers complied with the reporting requirements of Section 16(a), except for Messrs. Gilbert, Sassano, Schlarbaum and Doody, each of whom filed one late report, which included a single transaction that was not reported on a timely basis.

(PROPOSAL 1)
ELECTION OF DIRECTORS

The number of directors is established by the board and is currently fixed at seven.  At this annual meeting, six persons will be nominated as directors.  All the nominees for director  were elected at the last annual meeting.

Following the annual meeting, there will remain one vacancy on the board.  The board intends to consider potential candidates to fill the vacancy and, accordingly, has not taken any action to reduce the size of the board.

It is intended that the accompanying proxy will be voted in favor of the six persons listed below to serve as directors unless the stockholder indicates to the contrary on the proxy.  All nominees have consented to serve if elected.  We expect that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the board to fill any such vacancy.

For the election of directors, only proxies and ballots marked "FOR all nominees", "WITHHELD for all nominees" or specifying that votes be withheld for one or more designated nominees are counted to determine the total number of votes cast; votes that are withheld are excluded entirely from the vote and will have no effect.  Abstentions will have no effect on the vote for the election of directors.  Directors are elected by a plurality of the votes cast.  This means that the six nominees will be elected if they receive more affirmative votes than any other nominees.

The term of office of each person elected as a director will continue until the next annual meeting or until his or her successor has been elected and qualified, or until the director’s death, resignation or removal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS THE NOMINEES LISTED BELOW.

Nominees for Election as Directors

The following paragraphs provide information as of the date of this proxy statement about each nominee.  The information presented includes information each director has given us about their age, all positions they hold, their principal occupation and business experience for the past five years, and the names of other publicly-held companies for which they currently serve as a director or have served as a director during the past five years.  In addition, information is presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our board to the conclusion that such nominee should serve as a director.  We also believe that all of our nominees have a reputation for integrity, honestly and adherence to high ethical standards.  In addition, they each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and our board.

W. Barry Gilbert, 64, has served as our chief executive officer since January 2004 and served as acting chief executive officer from June 2002 until that time.  He has been a director of the Company since February 1993 and chairman of the board since February 2001.  He is also an adjunct faculty member at the William E. Simon Graduate School of Business Administration at the University of Rochester.  From 1991 until 1999, he was president of the Thermal Management Group of Bowthorpe Plc. (now known as Spirent Plc) of Crawley, West Sussex, England.  Prior to that time he was corporate vice president and president, Analytical Products Division of Milton Roy Company, a manufacturer of analytical instrumentation.  Mr. Gilbert has served on a number of advisory boards for privately-held companies.  Mr. Gilbert received his B.S. degree in Accounting from Ohio State University and an M.B.A. degree in Finance and Applied Economics from the University of Rochester.  As our Chairman of the Board and Chief Executive Officer, Mr. Gilbert provides our board with invaluable institutional knowledge of the operations of our Company, its markets, its customers and the industry in which it operates.  He became our acting chief executive officer in June 2002 during a particularly challenging period for the Company.  His extensive leadership, financial and management skills and his strategic initiatives contributed to the growth and financial turnaround the Company has experienced during his tenure as chief executive officer.  Mr. Gilbert’s service with us, as well as his prior service as a senior executive officer of other public companies, provides him extensive knowledge of complex, strategic, operational, management, regulatory, financial, human resources and governance issues faced by a public company.  This experience brings to our board important knowledge, expertise and insight related to strategic planning, business development, sales and marketing, corporate finance, mergers and acquisitions, human resources and investor relations.

Eben S. Moulton, 64, a director since November 1992, has served as managing partner of Seacoast Capital Corporation, Danvers, Massachusetts, a private investment firm, since its inception in 1994 and was as president of Signal Capital Corporation, Danvers, Massachusetts, a financial services corporation, from 1988 until 1994.  Mr. Moulton is a general partner of Seacoast Capital Corporation and a director of Unitil Corporation, Hampton, New Hampshire, a utility company.  He is also a director of several privately-held companies and a trustee of Colorado College, Colorado Springs, Colorado.  Mr. Moulton received his undergraduate degree from Colorado College, his Ph.D degree from Vanderbilt University and his M.B.A. degree in Finance from Columbia University.  As a result of these and other professional experiences, as well as his educational background, Mr. Moulton possesses particular knowledge and expertise in banking and financial services, mergers and acquisitions, capital raising, strategic planning and capital markets, and has demonstrated significant leadership skills as a managing partner in, or president of, various investment banking firms.  With  more than 18 years of service on our board and its committees, Mr. Moulton also brings to our board significant institutional knowledge and perspective.

James C. Rowe, 62, a director since January 7, 2000, has served as president of Rowe & Company LLC, Milwaukee, Wisconsin, a merchant banking firm, since April 1994.  From April 1972 through March 1994, Mr. Rowe was a director and vice president of Lubar & Co., Incorporated, Milwaukee, Wisconsin, a merchant banking firm.  Mr. Rowe is a director of The PrivateBank, N.A., Milwaukee, Wisconsin and also is a director of several privately held companies.  Mr. Rowe received his Bachelor of Business Administration degree from the University of Wisconsin.  As President of Rowe & Company, and as a Director and Vice President of Lubar & Co., Mr. Rowe has had more than 35 years of experience investing in, and acquiring businesses in, diverse industries and providing leadership, expertise and experience to the management of those companies in several key business and investment areas, including developing and executing strategic plans, structuring sound capitalization, financing growth, identifying, negotiating and financing acquisitions, building shareholder value and corporate governance.  His experience in overseeing and assessing the performance of companies with respect to the preparation, auditing and evaluation of financial statements and with companies that have complex financial and accounting functions are beneficial to our board and audit committee.

Carl E. Sassano, 60, a director since November 2006, has served as chairman of the board of Transcat, Inc. since October 2003 and as a director of that company since October 2000.  From March 2002 until April 2007, Mr. Sassano was chief executive officer of Transcat, Inc. and from March 2002 until May 2006, Mr. Sassano was also president of Transcat, Inc., a distributor of calibrators and test and measurement instruments, and a provider of calibration and repair services located in Rochester, New York.  Mr. Sassano was president and chief operating officer of Bausch & Lomb Incorporated in 1999 and 2000 and held several other marketing and sales, strategic planning and general management positions with that company commencing in 1973.  Mr. Sassano is a trustee of Rochester Institute of Technology and a member of the Trustee Council of the Rochester-based broadcaster WXXI.  He is also a director of several privately-held companies.  Mr. Sassano received a B.A. Degree from Eisenhower College and a Masters of Business Administration Degree from the William E. Simon Graduate School of Business Administration at the University of Rochester.  Mr. Sassano’s many years of experience as chairman of the board and chief executive officer of a public company and as president and chief operating officer of another public company provides him with broad understanding and extensive knowledge of the operational, financial, strategic, management, risk management and SEC reporting issues facing a public company and, together with his significant leadership skills and decision-making abilities, provides the board and its committees with valuable insight and strong leadership.

Amy L. Tait, 52, a director since August 2009, currently serves as Chief Executive Officer and as a director of Broadstone Real Estate, LLC, which she co-founded in 2006.  She is also a principal in Broadstone Ventures, LLC, Broadstone Net Lease, Inc. and Broadstone Asset Management, LLC, all private commercial real estate management investment companies headquartered in Rochester, New York.  Mrs. Tait has served as a director of Home Properties, Inc., a public real estate investment trust, since its inception in 1993.  From 1983 until 2001, Mrs. Tait also held several positions with Home Properties and its predecessor, including Senior and Executive Vice President and Chief Operating Officer.  She founded Tait Realty Advisors, LLC in 2001.  Mrs. Tait currently serves on the M&T Bank Rochester Regional Advisory Board, the Simon School Executive Advisory Committee, and the Allendale Columbia School Board of Trustees.  Mrs. Tait is a graduate of Princeton University and holds a Masters of Business Administration Degree from the William E. Simon Graduate School of Business Administration at the University of Rochester.  Mrs. Tait’s experience in all aspects of the real estate industry, her corporate financial background and her experience in advising and serving on the boards of other public and private companies provide the board and its committees with a unique perspective of the financial and business environment in which the Company operates.

Jerold L. Zimmerman, 63, has served as a director since January 2006.  Dr. Zimmerman is the Ronald L. Bittner Professor of Business Administration at the William E. Simon Graduate School of Business Administration at the University of Rochester, where he has taught finance, accounting and economics since 1974.  He has published numerous books and papers, and is a founding editor of the Journal of Accounting and Economics.  Dr. Zimmerman was a director of CPAC, Inc., Leicester, New York, from 2000 until the firm went private in 2007.  Dr. Zimmerman received his B.S. Degree in Finance from the University of Colorado and a Ph.D. in Accounting from the University of California, Berkeley.  He has been teaching financial and managerial accounting to M.B.A.,  MACC, Ph.D. and DBA students for over 35 years, and has done extensive research and consulting in the areas of financial disclosures, executive compensation, corporate governance and cost accounting, and has served as an expert witness in a variety of legal actions involving, among other things, fraudulent financial disclosures.  Dr. Zimmerman brings to the board and its committees his considerable analytical skills and expertise in accounting, corporate finance, executive compensation, corporate governance and strategic planning.

Corporate Governance and Board Matters

Corporate Governance Guidelines

Our business, property and affairs are managed under the direction of our board of directors.  The board is committed to sound and effective corporate governance practices and, accordingly, has adopted Corporate Governance Guidelines that provide a system of best practices with respect to board function and communication.  Our Corporate Governance Guidelines address matters including board composition, director responsibilities, director independence, selection of board nominees, board membership criteria, mandatory retirement, meeting participation, executive sessions of our independent directors, evaluation of the performance of the chief executive officer, committees, succession planning, orientation and continuing education.

Director Independence

The listing requirements of the NYSE Amex require that a majority of the members of a listed company’s board of directors be independent.  The rules provide that no director will qualify as “independent” unless the board affirmatively determines that the director has no material relationship with the Company and its subsidiaries, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company.  Based upon the NYSE Amex rules and applicable SEC rules and regulations, our board has determined that each of our directors, other than Mr. Gilbert who is Chief Executive Officer of the Company, is an independent director.

Board Leadership Structure

Our board is responsible for the selection of the chairman of the board and the chief executive officer.  Our board does not require the separation of the offices of chairman of the board and the chief executive officer, and currently the positions of chairman and chief executive officer are  held by the same person.  The board believes that this is the most appropriate and suitable leadership structure for the Company at the present time because Mr. Gilbert, our chief executive officer, is the director most familiar with our business and industry and their challenges and is, therefore, best able to identify the strategic priorities to be discussed by the board.  Mr. Gilbert is the direct link between senior management and the board, and provides critical insight and perception to the board, as well as feedback to senior management through his thorough understanding of the issues at hand.

The board acknowledges, however, that independent board leadership is important and believes that the current structure provides independent board leadership and oversight while also benefiting from having Mr. Gilbert as chairman of the board.  Five of our six current directors qualify as independent directors, and each of the audit, compensation and nominating and governance committees is comprised solely of independent directors.  Our independent directors meet in an executive session, without the presence of Mr. Gilbert, or any other member of management, at the conclusion of each board meeting.  In addition, our independent directors have the ability to participate in the agenda setting process and have direct access to management.  While the Board has not formally designated a lead director, generally either the chairman of the compensation committee or the chairman of the nominating and governance committee presides at these executive sessions.

Board  Meetings and Attendance

During Fiscal 2010, our board held four in-person regular meetings and acted three times by unanimous written consent. In addition, the directors considered Company matters and had frequent communication with the chairman of the board and others apart from the formal meetings.

During Fiscal 2010, each incumbent director attended at least 75% of the meetings of the board and of those committees upon which such director served.

Director Attendance at Annual Meetings

We typically schedule a board of directors meeting in conjunction with our annual meeting of stockholders and all directors are expected to attend the annual meeting.  Each of our incumbent directors attended the 2010 Annual Meeting of Stockholders.

Board Committees

Our board has established four standing committees to assist in the discharge of its responsibilities:  the audit committee, the compensation committee, the nominating and governance committee, and the executive committee.  Each committee acts pursuant to a written charter adopted by the board.  The charter of each of the audit, compensation and nominating and governance committees complies with the NYSE Amex corporate governance requirements.  There are no NYSE Amex requirements with respect to the charter of the executive committee.  The committees regularly report their activities and actions to the full board at the next board meeting.

The audit committee oversees our corporate accounting and financial reporting processes. It is responsible for the appointment, dismissal, compensation and oversight of our independent auditors, including the engagement of our auditors for the next fiscal year, the review with the independent auditors and approval of the plan of the auditing engagement, the review with the independent auditors of the results of their audit, the review of the scope and results of the evaluation of our procedures for internal auditing, the inquiry as to the adequacy of our internal accounting controls and our disclosure controls and procedures, the approval of audit and non-audit services to be provided to us by the independent auditors, and overseeing compliance matters for us.  The audit committee reviews with management and the independent auditors our annual report on Form 10-K and the interim financial statements prior to the filing of our quarterly reports on Form 10-Q.  The audit committee also monitors compliance with our Code of Business Conduct and Ethics, our conflict of interest policy, our policy concerning trading in our securities and our related person transactions policy.  In Fiscal 2010, the audit committee, whose current members are Mr. Rowe (Chairman), Mrs. Tait and Dr. Zimmerman, held five meetings.  The board of directors in its business judgment has determined that each member of the audit committee is “independent” as defined in Section 803A of the NYSE Amex LLC Company Guide and, in addition, meets the more stringent independent standards and the financial literacy standards set forth in the rules of the SEC and the NYSE Amex LLC Company Guide and that Mr. Rowe qualifies as an audit committee financial expert in accordance with the applicable rules and regulations of the SEC.  For the audit committee's report relating to Fiscal 2010, see "Audit Committee Report."  The committee's charter, which sets forth more specifically the duties and responsibilities of the audit committee, is available on our website at www.iec-electronics.com.

The compensation committee oversees the development and administration of our executive compensation plans, reviews and approves the compensation for all executives other than the chief executive officer, reviews and recommends to the board the compensation of the chief executive officer, reviews and approves performance goals and objectives with respect to incentive plans for all executives, oversees the evaluation of the chief executive officer, reviews and recommends to the board the terms of any employment, severance, change in control, termination or retirement arrangements for all executives, and reviews and recommends to the board the compensation paid to directors.  In Fiscal 2010, the compensation committee held three meetings and acted by unanimous written consent two times.  The current members of the compensation committee are Mr. Sassano (Chairman), Mr. Moulton and Dr. Zimmerman, and each has been determined by the board to be "independent" as defined in Section 803A of the NYSE Amex LLC Company Guide.  The compensation committee's charter, which sets forth more specifically the duties and responsibilities of the committee, is available on our website at www.iec-electronics.com.  For more information on executive officer and director compensation and the role of the compensation committee, see "Compensation of Named Executive Officers and Directors."

The nominating and governance committee identifies and recommends to the board individuals to serve as directors and as nominees for election as directors of the Company and develops, recommends and reviews  corporate governance principles applicable to the Company.  In Fiscal 2010, the committee met three times and acted by unanimous written consent two times.  The current members of the committee are Messrs. Moulton (Chairman), Rowe and Sassano, each of whom is "independent" as defined in Section 803A of the NYSE Amex LLC Company Guide.  The nominating and governance committee charter, which sets forth more specifically the duties and responsibilities of the committee, is available on our website at www.iec-electronics.com.

The executive committee exercises the powers of the board in the interval between regular meetings of the full board and reviews strategic planning matters.  In Fiscal 2010, the committee did not formally meet but did communicate frequently with one another to discuss pending matters.  The current members of the committee are Messrs. Gilbert (Chairman), Moulton and Rowe, each of whom, except for Mr. Gilbert, is "independent" as defined in Section 803A of the NYSE Amex LLC Company Guide.  The executive committee charter, which sets forth more specifically the duties and responsibilities of the committee, is available on our website at www.iec-electronics.com.

Nominating Process

The process followed by the nominating and governance committee to identify and evaluate candidates includes requests to board members, the chief executive officer, and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and their qualifications, and interviews of selected candidates.  Nominations of persons for election to our board may be made at a meeting of stockholders only (i) by or at the direction of the board; or (ii) by any stockholder who has complied with the notice procedures set forth in our bylaws and in the section entitled “Questions and Answers About This Proxy Material and Voting – When are stockholder proposals due for next year’s annual meeting?”.  In addition, stockholders who wish to recommend a prospective nominee for the nominating and governance committee’s consideration should submit the candidates’ name and qualifications to Corporate Secretary, IEC Electronics Corp., 105 Norton Street, Newark, New York 14513.

In evaluating the suitability of candidates to serve on the board of directors, including stockholder nominees, the nominating and governance committee seeks candidates who are independent pursuant to the NYSE Amex independence standards and meet certain selection criteria established by the committee.  The committee also considers an individual's skills, character and professional ethics, judgment, leadership experience, business experience and acumen, familiarity with relevant industry issues, and other relevant criteria that may contribute to our success.  This evaluation is performed in light of the skill set and other characteristics that would most complement those of the current directors, including the diversity, maturity, skills and experience of the board as a whole.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee: (1) was an officer or employee of the Company during Fiscal 2010; (2) was formerly an officer of the Company; or (3) had any relationship requiring disclosure in this proxy statement pursuant to SEC rules.

In addition, none of our executive officers served: (1) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers serve on our compensation committee; (2) as a director of another entity, one of whose executive officers served on our compensation committee; or (3) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of our Company.

Risk Oversight

The board of directors is responsible for overseeing risks that could affect our Company and management’s processes for managing risk.  This oversight is conducted primarily through the board’s committees.  Our audit committee focuses on risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, credit and liquidity matters and compliance with legal and regulatory matters.  Our nominating and governance committee focuses on the management of risks associated with board membership and structure, as well as corporate governance.  Our compensation committee focuses on the management of risks  arising from our compensation policies and programs.

While our board committees are focused on these specific areas of risk, the full board retains responsibility for general oversight of risk.  This responsibility is satisfied through reports from each committee chairman regarding the risk considerations within each committee’s area of expertise, as well as through reports from members of our senior management team responsible for oversight of material risk to the  Company.

In addition, the full board focuses on the strategic, financial and execution risks associated with the annual operating plan, major litigation, acquisitions and senior management  succession planning.

As part of its risk oversight responsibilities, our board of directors and its committees review the processes that senior management uses to manage our risk exposure.  In doing so, the board and its committees review our overall risk function and senior management’s establishment of appropriate systems and processes for managing areas of material risk to our company, including, but not limited to, operational, financial, legal, regulatory and strategic risks.

Stock Ownership Guidelines

The board believes that it is important for directors to maintain an equity position in IEC to further align their interests with those of our stockholders and to demonstrate their commitment to the long term success of the Company.  Our board established stock ownership guidelines for the directors  that became effective on October 1, 2009.  The guidelines require that the directors own, at a minimum, that number of shares of common stock with a value equal to three times the director's annual board retainer ($24,000) within three years from the later of October 1, 2009 or the date the director was elected to the board.  At October 1, 2009, the stock ownership requirement was 14,063 shares.  Unexercised stock options (whether or not vested) do not count toward a director's ownership for purposes of these guidelines.  Currently, all the directors are in compliance with these guidelines.

Code of Ethics

We have a Code of Business Conduct and Ethics, which applies to all of our directors, officers (including our chief executive officer, chief financial officer and other senior financial officers) and employees.  It is a statement of the Company’s high standards for ethical behavior, legal compliance and financial disclosure.  In Fiscal 2004, we also adopted a whistleblower policy.  The Code of Business Conduct and Ethics and the Whistleblower Policy are distributed to all employees of the Company who in turn acknowledge, in writing, receipt of this information.

Availability of Corporate Governance Documents

We make available to the public various corporate governance information on our website (www.iec-electronics.com) under “Investor Information – Corporate Governance”.  Information on our website includes our Code of Business Conduct and Ethics, Corporate Governance Guidelines, the Audit Committee Charter, the Compensation Committee Charter, the Nominating and Governance Committee Charter, the Executive Committee Charter, our Related Person Transactions Policy, and our Whistleblower Policy.  Information regarding any amendments to, or waiver from, the Code of Business Conduct and Ethics will also be posted on our website.

Communications with the Board of Directors

Stockholders and other parties may communicate directly with the board of directors or the relevant board member by addressing communications to:

[Name of director(s) or Board of Directors]
IEC Electronics Corp.
c/o Corporate Secretary
105 Norton Street
Newark, New York  14513

All stockholder correspondence will be compiled by our Corporate Secretary and forwarded as appropriate.

(PROPOSAL 2)
RATIFICATION OF THE SELECTION OF THE COMPANY'S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2011

The audit committee has selected the accounting firm of EFP Rotenberg, LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2011.  EFP Rotenberg, LLP (and its predecessor, Rotenberg & Co., LLP) has served as the Company's independent registered public accounting firm since May 2002 and is considered by the audit committee, the board and management of the Company to be well qualified.  The stockholders are being asked to ratify the audit committee's appointment of EFP Rotenberg, LLP.  If the stockholders fail to ratify this appointment, the audit committee may, but is not required to, reconsider whether to retain EFP Rotenberg, LLP.  Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.  A representative of EFP Rotenberg, LLP will be present at the annual meeting and will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Fees paid to EFP Rotenberg, LLP

The following table shows the fees that were billed by EFP Rotenberg, LLP for professional services rendered in Fiscal 2010 and Fiscal 2009.

Description of Fees	Fiscal 2010	Fiscal 2009
Audit Fees (1)	$186,595	$93,000
Audit-Related Fees (2)	3,480	-0-
Tax Fees (3)	7,500	7,500
All Other Fees (4)	11,230	7,500
TOTAL EFP Rotenberg, LLP Fees	$208,805	$108,000

(1) Audit fees primarily represent amounts billed for the audit of our annual consolidated financial statements for the respective fiscal years and the reviews of financial statements included in our Form 10-Q quarterly reports for each year.  In Fiscal 2010, audit fees included the audit of our annual consolidated financial statements ($97,700), audit services related to the Company’s acquisition of General Technology Corporation ($76,959) and audit services related to the Company’s acquisition of Celmet Corporation ($11,936).

(2) Audit-related fees represent consultations concerning financial accounting and reporting standards, as well as internal control.

(3) Tax fees consist of professional services rendered by EFP Rotenberg, LLP primarily in connection with IEC’s tax compliance activities and the preparation of federal and state income tax returns.

(4) All other fees in Fiscal 2010 and Fiscal 2009 are for audit services related to our 401(k) plan.

Pre-Approval of Fees by Audit Committee

In accordance with applicable laws, rules and regulations, our audit committee charter and pre-approval policies established by the audit committee require that the audit committee review in advance and pre-approve all audit and permitted non-audit fees for services provided to us by our independent registered public accounting firm.  The audit committee has pre-approved all services to be performed by, and all fees to be paid to, EFP Rotenberg, LLP in Fiscal 2010 and Fiscal 2009.

Independence Analysis by Audit Committee

The audit committee has considered whether the provision of the services described above was compatible with maintaining the independence of EFP Rotenberg, LLP and determined that it was compatible with the firm's independence.  For each of Fiscal 2010 and Fiscal 2009, EFP Rotenberg, LLP provided no services other than those services described above.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on the matter is needed to ratify the appointment of EFP Rotenberg, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2011.  Under Delaware law, an abstention will have the same legal effect as a vote against the ratification of EFP Rotenberg, LLP, and broker non-votes will have no effect on the outcome of the ratification of the independent registered public accounting firm.

THE AUDIT COMMITTEE AND OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF EFP ROTENBERG, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2011.

AUDIT COMMITTEE REPORT1

Membership and Role of Audit Committee

The audit committee of our board is responsible for providing independent, objective oversight and review of our accounting functions, internal controls and financial reporting process.  Currently, the audit committee is comprised of Mr. Rowe, Mrs. Tait and Dr. Zimmerman.  The audit committee operates pursuant to a written charter adopted by the board of directors which was amended and restated in February 2009 and may be found on our public website www.iec-electronics.com under the heading of “Investor Information” and subheading of “Corporate Governance.” We believe that each of the members of the audit committee is independent as defined by NYSE Amex rules and applicable SEC rules and regulations.

Management has the primary responsibility for the financial statements and the reporting process, including our system of internal controls, and for the preparation of the consolidated financial statements in accordance with generally accepted accounting principles.  Our independent accountants are responsible for performing an independent audit of those financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.  The audit committee’s responsibility is to monitor and oversee these processes on behalf of the board.  The members of the audit committee are not professional accountants or auditors and their functions are not intended to duplicate or certify the activities of management or the independent auditors.

Review of our Audited Financial Statements

In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in our Annual Report on Form 10-K with management and discussed the quality and acceptability of our accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in our financial statements.

The audit committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of our accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including the Statement on Auditing Standards No. 61 (Communications with Audit Committees).  In addition, the audit committee has discussed with the independent auditors the auditors’ independence from management and us, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees), which were submitted to us, and considered the compatibility of non-audit services with the auditors’ independence.

The audit committee discussed with our independent auditors the overall scope and plans for their audit.  The audit committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our internal controls, and the overall quality of our financial reporting.

In reliance on these reviews and discussions, the audit committee recommended to our board of directors (and our board has approved) that our audited financial statements for the fiscal year ended September 30, 2010 be included in the Annual Report on Form 10-K for the year ended September 30, 2010 for filing with the Securities and Exchange Commission.

1 The material in this audit committee report is not deemed to be "soliciting material," or to be "filed" with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

The audit committee selects the Company's independent registered public accounting firm annually and has submitted such selection for the fiscal year ending September 30, 2011 for ratification by stockholders at the Company's annual meeting.

Audit Committee:

James C. Rowe, Chairman
Amy L. Tait
Jerold L. Zimmerman

(PROPOSAL 3)
APPROVAL AND ADOPTION OF IEC ELECTRONICS CORP.
2010 OMNIBUS INCENTIVE COMPENSATION PLAN

General

On November 17, 2010, the board of directors unanimously approved, and is submitting for stockholder approval, the IEC Electronics Corp. 2010 Omnibus Incentive Compensation Plan (the “2010 Plan”). The board believes that the 2010 Plan is an integral part of the Company’s compensation philosophy.

The purpose of the 2010 Plan is to promote the interests of the Company and our stockholders by (i) attracting and retaining exceptional officers, employees, directors and consultants (including prospective officers, employees, directors and consultants); and (ii) enabling such individuals to participate in our long-term growth and financial success.  The 2010 Plan has been designed as a flexible omnibus incentive compensation plan that would allow us to use different forms of compensation awards to attract, retain and reward eligible participants and reinforce the mutuality of interests between management and our stockholders.

In 2002, the Company’s stockholders approved IEC’s 2001 Stock Option and Incentive Plan (the “2001 Plan”), and amendments thereto were approved by the stockholders in February 2003 and in January 2005.  Pursuant to the 2001 Plan, as amended, 3,100,000 shares of common stock were authorized to be granted as stock options, restricted stock, director stock or similar equity-based awards to officers, employees, outside directors or consultants of the Company and its subsidiaries.  Of the 3,100,000 shares permitted to be issued under the 2001 Plan, as of November 26, 2010, (i) 1,027,743 shares are subject to unexercised options or have been granted as restricted shares; and (ii) 312,648 shares remain to be granted under the 2001 Plan.  The board of directors and compensation committee intend to award shares under the 2001 Plan until the expiration date of the 2001 Plan which, in accordance with its terms, is December 2011.

Set forth below is a summary of the 2010 Plan, which is qualified in its entirety by the specific language of the 2010 Plan, a copy of which is attached to this proxy statement as Appendix A.  Capitalized terms not defined herein shall have the same meanings ascribed to such terms in the 2010 Plan.

Summary of the Plan

Types of Awards

The 2010 Plan provides for the grant of options intended to qualify as incentive stock options (ISOs) under Section 422 of the Internal Revenue Code of 1986, as amended (the Code), nonqualified stock options (NSOs), stock appreciation rights (SARs), restricted share awards, restricted stock units (RSUs), performance compensation awards, cash incentive awards, director stock and other equity-based and equity-related awards.

Plan Administration

The 2010 Plan will be administered by the compensation committee of our board of directors, or such other committee our board designates to administer the 2010 Plan (the “Committee”), except for the purpose of making awards to the non-employee directors.  Awards to the non-employee directors can only be made by the entire board of directors. Subject to the terms of the 2010 Plan and applicable law, the Committee has sole authority to administer the 2010 Plan, including, but not limited to, the authority to (1) designate participants; (2) determine the type or types of awards to be granted to a participant; (3) determine the number of shares of common stock to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, awards; (4) determine the terms and conditions of any awards; (5) determine the vesting schedules of awards and, if certain performance criteria must be attained in order for an award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained; (6) determine whether, to what extent and under what circumstances awards may be settled or exercised in cash, common stock, other securities, other awards or other property, or canceled, forfeited or suspended and the method or methods by which awards may be settled, exercised, canceled, forfeited or suspended; (7) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the 2010 Plan and any award made under, the 2010 Plan; and (8) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the 2010 Plan.  The Committee may, except to the extent prohibited by applicable law or the listing standards of the NYSE Amex, allocate all or any portion of its responsibilities and powers to any one or more of its members or to any other person or persons selected by it, including, without limitation, the Company’s Chief Executive Officer.  However, the Committee may not delegate its responsibilities and powers if such delegation would cause an award made to an individual subject to Section 16 of the Exchange Act not to qualify for an exemption from Section 16(b) of the Exchange Act.  In addition, it may not delegate its authority with respect to qualified performance-based grants, except to the extent permitted by the performance exception under Section 162(m) of the Code.

Shares Authorized; Participant Limits

Subject to adjustment as provided in the 2010 Plan, the maximum number of shares of common stock that may be issued under the 2010 Plan is 2,000,000 shares, which may be shares of original issuance, treasury shares or a combination thereof.  Not more than 2,000,000 shares may be granted subject to incentive stock options.  The total number of shares intended to qualify for deduction under Section 162(m) of the Code with respect to any one type of award that may be granted in any fiscal year to any covered employee may not exceed 400,000 shares.  For purposes of this limit each of: options and SARs; restricted shares; performance stock and other stock-based awards are considered separate types of awards.  For purposes of the deduction under Section 162(m), the maximum amount of cash payable with respect to an award under the 2010 Plan to any Participant who is a covered employee may not exceed $1,000,000 for any fiscal year.  A covered employee generally includes the chief executive officer and the next four most highly compensated officers.

The closing price per share of IEC’s common stock on the NYSE Amex on November 26, 2010, the latest practicable date information was available prior to the printing and mailing of this proxy statement, was $6.15.

If any shares of common stock subject to an award under the 2010 Plan, or to which an award relates are not purchased or are forfeited, or if any award terminates without the delivery of shares or other consideration, the shares previously used for the awards will be available for future awards under the 2010 Plan.  In addition, if any shares are delivered by a participant as payment to IEC of the purchase price relating to an award (or delivered to pay the participant’s tax withholding obligation), then only the number of shares issued net of the shares tendered shall be deemed issued for purposes of determining the maximum number of shares available for granting of future awards under the 2010 Plan.

Eligible Participants

Any officer, employee, director or consultant (including any prospective officer, employee, director or consultant) of us or our affiliates would be eligible to participate in the 2010 Plan. As of September 30, 2010, we had approximately 565 employees, including four (4) executive officers, and five (5) directors who would be eligible to receive awards under the 2010 Plan.

Stock Options

A stock option is a right to purchase a specific number of shares of common stock under specific terms, conditions and price.  Stock options may either be Incentive Stock Options (“ISOs”) or Non-statutory Stock Options (“NSOs”).  ISOs may be granted only to employees of IEC or its Subsidiaries.  NSOs may be granted to employees, directors and consultants.  The Committee determines the exercise price of the shares of common stock covered by each stock option (the “Option Exercise Price”), except that the Option Exercise Price may not be less than 100% of the fair market value of common stock on the date such stock option is granted and except that the Option Exercise Price of an ISO granted to a 10% stockholder may not be less than 110% of the fair market value of the common stock on the date such ISO is granted.  The aggregate fair market value (determined at the time an ISO is granted) of the common stock with respect to which ISOs are exercisable for the first time by an employee during any calendar year (under all stock option plans of IEC) may not exceed $100,000, or such other amount as may be prescribed under the Code or applicable regulations and rulings from time to time.  The Committee also sets the term of each stock option, which may not be greater than 10 years; however, in the case of an ISO granted to a 10% stockholder, the term of the option may be not more than five years from the date of grant.  The Committee determines the vesting schedule and the nature and extent of any restrictions to be imposed on the shares of common stock which may be purchased thereunder.  The Committee may accelerate the exercisability of any option at any time.  The Committee may not reprice any option granted under the 2010 Plan without the approval of our stockholders.

To exercise an option, the optionee must deliver written notice of intent to purchase a specific number of shares subject to the option terms.  The Option Exercise Price for the shares must be paid in full at the time of exercise.  Payment may be made by cash, previously acquired shares of common stock, simultaneous sale through a broker of common stock acquired on exercise, or any combination of the foregoing.

Under the 2010 Plan, all ISOs and NSOs are intended to qualify as “performance-based” compensation under Section 162(m) of the Code.

Stock Appreciation Rights

The Committee may grant SARs under the 2010 Plan. The exercise price for SARs shall not be less than the fair market value (as defined in the 2010 Plan) of our shares of common stock on the grant date. The Committee may not reprice any SAR granted under the 2010 Plan without the approval of our stockholders. Upon exercise of a SAR, the holder will receive cash, shares of common stock, other securities, other awards, other property or a combination of any of the foregoing, as determined by the Committee, equal in value to the excess, if any, of the fair market value of a share of common stock on the date of exercise of the SAR over the exercise price of the SAR. Under the 2010 Plan, all SARs are intended to qualify as "performance-based compensation" under Section 162(m) of the Code. SARs shall vest and become exercisable as set forth in the award agreement.  Subject to the provisions of the 2010 Plan and the applicable award agreement, the Committee will determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR. No SAR granted under the 2010 Plan may be exercised more than ten (10) years after the date of grant.

Restricted Shares and Restricted Stock Units

 Subject to the provisions of the 2010 Plan, the Committee may grant restricted shares and RSUs.  Restricted shares are shares of common stock, the vesting and transferability of which are subject to such requirements as the Committee may determine.  These requirements may include continued services for a specified period and for achievement of performance goals.  RSUs are grants representing a specified number of hypothetical shares of common stock, the vesting of which is subject to such requirements as the Committee may determine.  These requirements may include continued services for a period of time and/or achievement of performance goals. Restricted shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the 2010 Plan or the applicable award agreement. Restricted shares shall be evidenced in such manner as the Committee  determines.

An RSU shall be granted with respect to one share of common stock, or have a value equal to the fair market value of one such share. Subject to the applicable award agreement, restricted shares and RSUs shall vest and become exercisable as set forth in the award agreement.  Upon the lapse of restrictions applicable to an RSU, the RSU could be paid in cash, shares of common stock, other securities, other awards or other property, as determined by the Committee, or in accordance with the applicable award agreement.

In connection with each grant of restricted shares, except as provided in the applicable award agreement, the holder shall be entitled to the rights of a stockholder in respect of such restricted shares, including the right to vote and receive  cash dividends.  A participant to whom RSUs are granted will not have any rights as a stockholder with respect to the units, unless and until they are settled in shares of common stock.

Cash Incentive Awards

Subject to the provisions of the 2010 Plan, the Committee may grant cash incentive awards payable upon the attainment of performance goals. If a cash incentive award is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the requirements described below in "Performance Compensation Awards" would be required to be satisfied.

Director Stock

The 2001 Plan authorizes awards of common stock for purposes of non-employee director compensation.  IEC currently pays each non-employee director an annual retainer, fees for attendance at meetings and such other compensation for services as a director as may be determined from time to time by the board.  Such compensation may be paid exclusively in cash, exclusively in stock or a portion in cash and a portion in stock.  The board may, from time to time, require that all or a portion of the non-employee director compensation be paid in stock.  Currently, the meeting attendance fee is paid in stock.

In addition, the 2010 Plan authorizes the granting of NSOs or restricted shares to the outside directors in such amounts and at such times as may be determined by the board of directors.  It had been the practice of the board to grant NSOs to the outside directors at the time of the annual meeting of stockholders.  Commencing with the 2010 annual meeting of stockholders, the board intends to grant restricted stock to the outside directors at the time of the annual meeting.  See “Compensation of Named Executive Officers and Directors – Director Compensation” for equity compensation paid to directors in Fiscal 2010.

Other Stock-Based Awards

Subject to the provisions of the 2010 Plan, the Committee may grant to participants other equity-based or equity-related compensation awards, including vested stock. The Committee shall determine the amounts and terms and conditions of any such awards. If such an award is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the requirements described below in "Performance Compensation Awards" would be required to be satisfied.

Stock Purchase Program

The board or Committee may establish one or more programs under which officers and employees may be permitted to purchase shares of common stock.  The purchase price for shares of stock available under the program and other terms and conditions of such program will be established by the board or Committee.  The purchase price may not be less than 100% of the fair market value of the stock at the time of purchase (or, in the board’s or Committee’s discretion, the average stock price over a period determined by the Board or Committee).  Such a stock purchase program for employees has been in effect since April 1, 2007 and an aggregate of 8,706 shares of stock have been purchased under this program..

Performance Compensation Awards

The Committee may designate any award granted under the 2010 Plan (other than ISOs, NSOs and SARs) as a performance compensation award in order to qualify such award as "performance-based compensation" under Section 162(m) of the Code. Awards designated as performance compensation awards would be subject to the following additional requirements:

•
Recipients of Performance Compensation Awards. The Committee shall, in its sole discretion, designate within the first 90 days of a performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the participants who will be eligible to receive performance compensation awards in respect of such performance period. The Committee will also determine the length of performance periods, the types of awards to be issued, the performance criteria that will be used to establish the performance goals, the kinds and levels of performance goals and any performance formula used to determine whether a performance compensation award had been earned for the performance period.

•
Performance Criteria Applicable to Performance Compensation Awards. The performance criteria shall be limited to the following: (1) share price, (2) net income or earnings before or after taxes (including earnings before interest, taxes, depreciation and/or amortization or earnings before taxes and incentive), (3) operating income, (4) earnings per share (including specified types or categories thereof), (5) cash flow (including specified types or categories thereof), (6) cash flow return on capital, (7) revenues (including specified types or categories thereof), (8) return measures (including specified types or categories thereof), (9) sales or product volume, (10) working capital, (11) gross or net profitability/profit margins, (12) objective measures of productivity or operating efficiency, (13) costs (including specified types or categories thereof), (14) budgeted expenses (operating and capital), (15) market share (in the aggregate or by segment), (16) level or amount of acquisitions, (17) economic value-added, (18) enterprise value, (19) book value and (20) customer satisfaction survey results. These performance criteria shall be applied on an absolute basis or be relative to one or more peer companies or indices or any combination thereof or, if applicable, be computed on an accrual or cash accounting basis. The performance goals and periods could vary from participant to participant and from time to time. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of the applicable performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective manner the method of calculating the performance criteria it selects to use for the performance period.

•
Modification of Performance Goals. The Committee may adjust or modify the calculation of performance goals for a performance period in the event of, in anticipation of, or in recognition of, any unusual or extraordinary corporate item, transaction, event or development or any other unusual or nonrecurring events affecting the Company, any of its affiliates, subsidiaries, divisions or operating units (to the extent applicable to such performance goal) or its financial statements or the financial statements of any of its affiliates, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions, so long as that adjustment or modification did not cause the performance compensation award to fail to qualify as "performance-based compensation" under Section 162(m) of the Code.

•
Requirements to Receive Payment for 162(m) Awards. Except as otherwise permitted by Section 162(m) of the Code, in order to be eligible for payment in respect of a performance compensation award for a particular performance period, participants would be required to be employed by the Company on the last day of the performance period, the performance goals for such period would be required to be satisfied and certified by the Committee and the performance formula would be required to determine that all or some portion of the performance compensation award had been earned for such period.

•
Negative Discretion. The Committee may, in its sole discretion, reduce or eliminate the amount of a performance compensation award earned in a particular performance period, even if applicable performance goals had been attained and without regard to any employment agreement between the Company and a participant.

•
Limitations on Committee Discretion. Except as otherwise permitted by Section 162(m) of the Code, in no event could any discretionary authority granted to the Committee under the 2010 Plan be used to grant or provide payment in respect of performance compensation awards for which performance goals had not been attained, increase a performance compensation award for any participant at any time after the first 90 days of the performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) or increase a performance compensation award above the maximum amount payable under the underlying award.

•
Form of Payment. Performance compensation awards (other than restricted shares, RSUs and other stock-based awards) shall be payable in cash or in restricted shares, RSUs or fully vested shares of equivalent value and would be paid on the terms determined by the Committee in its discretion. Any restricted shares or RSUs shall be subject to the terms of the 2010 Plan or any successor equity compensation plan and any applicable award agreement. The number of restricted shares, RSUs or fully vested shares that is equivalent in value to a particular dollar amount shall be determined in accordance with a methodology specified by the Committee within the first 90 days of a plan year (or, if shorter, the maximum period allowed under Section 162(m) of the Code).

Elective Share Withholding

A participant may elect to have shares withheld in an amount required to satisfy the minimum federal, state and local tax withholding requirements upon the exercise of an option or SAR, the vesting of a restricted stock award or any other taxable event.  The shares withheld shall have a fair market value not to exceed the estimated tax liability of the participant with respect to the exercise or vesting.

Transferability

In general, each award under the 2010 Plan is not assignable or transferable other than by will or the laws of descent and distribution.  The Committee, in its discretion, may permit NSOs granted to an outside director to be transferred to certain family members or to a trust, foundation or any other entity meeting certain ownership requirements.

Forfeitability; Cancellation and Rescission of Awards

Subject to exceptions for death and disability, an employee and outside director will forfeit all unexercised options three months after termination of employment or service unless the Committee determines otherwise.  The Committee may cancel, rescind, suspend or otherwise limit or restrict any unexpired award at any time if the participant is not in compliance with all applicable provisions of the award agreement and the 2010 Plan, or if the participate engages in any Detrimental Activity (as defined in the 2010 Plan).

Adjustments for Certain Events

The Committee will make proportional adjustments to the maximum number of shares of common stock that may be delivered under the 2010 Plan and to outstanding awards to reflect stock dividends, stock splits, reverse stock splits, share combinations, recapitalizations, mergers, consolidations, acquisitions of property, stock rights offerings, liquidations or similar events of or by IEC.

Amendment and Termination of the 2010 Plan

Subject to any applicable law or government regulation, to any requirement that must be satisfied if the 2010 Plan is intended to be a stockholder approved plan for purposes of Section 162(m) of the Code and to the rules of the NYSE Amex, the 2010 Plan may be amended, modified or terminated by our board of directors without the approval of our stockholders, except that stockholder approval would be required for any amendment that would (a) increase the maximum number of shares of common stock available for awards under the 2010 Plan or increase the maximum number of shares of common stock that could be delivered pursuant to ISOs granted under the 2010 Plan; or (b) change the class of employees or other individuals eligible to participate in the 2010 Plan. No modification, amendment or termination of the 2010 Plan that was adverse to a participant would be effective without the consent of the affected participant, unless otherwise provided by the Committee in the applicable award agreement.

Change in Control

The 2010 Plan provides that, subject to the terms of an award agreement, in the event of a change in control (as defined in the 2010 Plan) in the Company, unless provision was made in connection with the change in control for assumption of, or substitution for, awards previously granted:

•	any options and SARs outstanding as of the date the change in control was determined to have occurred would become fully exercisable and vested immediately prior to the change in control;

•
all cash incentive awards and other awards designated as performance compensation awards would be paid out as if the date of the change in control were the last day of the applicable performance period and "target" performance levels had been attained; and

•	all other outstanding awards would automatically be deemed exercisable or vested and all restrictions and forfeiture provisions related thereto would lapse immediately prior to such change in control.

Term of the 2010 Plan.

No award may be granted under the 2010 Plan after the tenth anniversary of the date the 2010 Plan was approved by the stockholders.

Certain Federal Tax Aspects of the 2010 Plan

The following summary describes the federal income tax treatment associated with options awarded under the 2010 Plan. The summary is based on the law as in effect on November 26, 2010. The summary does not discuss state, local or non-U.S. tax consequences.  The Company does not intend for the summary to constitute tax advice to any recipient of an award under the 2010 Plan or to any other person.  Each individual should seek tax advice with respect to the consequences of participating in the 2010 Plan from his or her personal tax advisor.

Incentive Stock Options

Neither the grant nor the exercise of an ISO results in taxable income to the optionee for regular federal income tax purposes. However, an amount equal to (i) the per-share fair market value on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the ISO is being exercised will count as "alternative minimum taxable income" which, depending on the particular facts, could result in liability for the "alternative minimum tax" or AMT. If the optionee does not dispose of the shares issued pursuant to the exercise of an ISO until the later of the two-year anniversary of the date of grant of the ISO and the one-year anniversary of the date of the acquisition of those shares, then (a) upon a later sale or taxable exchange of the shares, any recognized gain or loss would be treated for tax purposes as a long-term capital gain or loss and (b) the Company would not be permitted to take a deduction with respect to that ISO for federal income tax purposes.

If shares acquired upon the exercise of an ISO were disposed of prior to the expiration of the two-year and one-year holding periods described above (a disqualifying disposition), generally the optionee would realize ordinary income in the year of disposition in an amount equal to the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the amount paid for the shares or (ii) the excess of the amount realized on the disposition of the shares over the participant's aggregate tax basis in the shares (generally, the exercise price). A deduction would be available to the Company equal to the amount of ordinary income recognized by the optionee. Any further gain realized by the optionee will be taxed as short-term or long-term capital gain and would not result in any deduction by the Company. A disqualifying disposition occurring in the same calendar year as the year of exercise would eliminate the alternative minimum tax effect of the ISO exercise.

Special rules may apply where all or a portion of the exercise price of an ISO is paid by tendering shares, or if the shares acquired upon exercise of an ISO are subject to substantial forfeiture restrictions. The foregoing summary of tax consequences associated with the exercise of an ISO and the disposition of shares acquired upon exercise of an ISO assumes that the ISO is exercised during employment or within three months following termination of employment. The exercise of an ISO more than three months following termination of employment will result in the tax consequences described below for NSOs, except that special rules apply in the case of disability or death. An individual's stock options otherwise qualifying as ISOs will be treated for tax purposes as NSOs (not as ISOs) to the extent that, in the aggregate, they first become exercisable in any calendar year for stock having a fair market value (determined as of the date of grant) in excess of $100,000.

Non-Statutory Stock Options

An NSO (that is, a stock option that does not qualify as an ISO) would result in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising an NSO would, at that time, realize taxable compensation equal to (i) the per-share fair market value on the exercise date minus the exercise price multiplied by (ii) the number of shares with respect to which the option is being exercised. If the NSO was granted in connection with employment, this taxable income would also constitute "wages" subject to withholding and employment taxes. A corresponding deduction would be available to the Company. The foregoing summary assumes that the shares acquired upon exercise of an NSO option are not subject to a substantial risk of forfeiture.

Limits of the Company’s Deduction - Section 162(m) of the Code

Section 162(m) of the Code currently provides that if, in any year, the compensation that is paid to our Chief Executive Officer or to any of our four other most highly compensated executive officers exceeds $1,000,000 per person, any amounts that exceed the $1,000,000 threshold will not be deductible by the Company for federal income tax purposes, unless the compensation qualifies for an exception to Section 162(m) of the Code. Certain performance-based awards under plans approved by stockholders are not subject to the deduction limit.  Approval of the 2010 Plan by the Company’s stockholders will satisfy the stockholder approval requirement..

The 2010 Plan incorporates the provisions required so that stock options and SARs will be qualified performance-based awards.  These provisions include allowing such stock options and SARs to be granted only by the Committee, and requiring that their exercise price be not less than the fair market value of the Company’s common stock on the date of grant.  Therefore, it is expected that all stock options and SARs granted under the 2010 Plan will qualify for the performance exception.  In addition, the 2010 Plan gives the Committee the ability to grant restricted shares, restricted stock units, cash incentive awards and performance awards designed to be qualified performance-based compensation.  These qualified performance-based compensation awards must satisfy the requirements set forth above under “Performance Compensation Awards.”

As one of the factors in its decisions regarding grants under and administration of the 2010 Plan, the Committee will consider the anticipated effects of Section 162(m) of the Code.  These effects will depend upon a number of factors, including not only whether the grants qualify for the performance exception, but also the timing of executives’ vesting in or exercise of previously granted equity awards and receipt of other compensation.  Furthermore, interpretations of and changes in the tax laws and other factors beyond the Committee’s control may also affect the deductibility of compensation.  For these and other reasons, the Committee may make grants that do not qualify for the performance exception, and the Company’s tax deductions for those grants may be limited or eliminated as a result of the application of Section 162(m) of the Code.

Registration with SEC

If the 2010 Plan is approved by the stockholders, pursuant to the Securities Act of 1933, IEC will file a Registration Statement with the Securities and Exchange Commission covering the shares of common stock authorized for issuance under the 2010 Plan.

New Plan Benefits

Since future awards under the 2010 Plan are discretionary, it is impossible to determine who will receive awards and in what amounts in the event the 2010 Plan is approved.  However, it is anticipated that the outside directors will receive awards of restricted shares at each Annual Meeting of Stockholders and will continue to receive a portion of their director compensation in stock.  It is also anticipated that the executive officers and, under some circumstances, other selected employees will continue to receive awards of restricted shares under the Company’s Long-Term Incentive Plan.  See “Compensation of Named Executive Officers and Directors.”

Vote Required

Approval of the 2010 Plan requires the affirmative vote of a majority of the shares present at the Annual Meeting in person or by proxy.  Broker non-votes will have no effect.  Absentions are counted; accordingly, an absention from voting by a stockholder present in person or by proxy at the Annual Meeting has the same legal effect as a vote “against” the proposal.

Unless authority to so vote is withheld, the persons named in the proxy card intend to vote shares as to which proxies are received in favor of the 2010 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 2010 OMNIBUS INCENTIVE COMPENSATION PLAN.

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

Named Executive Officers

This proxy statement contains information about the compensation paid to our chief executive officer and our two other most highly compensated executive officers (collectively, the “named executive officers”) during Fiscal 2010.

•	W. Barry Gilbert - Chairman and Chief Executive Officer
•	Jeffrey T. Schlarbaum - Executive Vice President and President of IEC Contract Manufacturing
•	Donald S. Doody – Senior Vice President of Operations

Effective October 1, 2010, Mr. Schlarbaum was elected President of the Company and Mr. Doody was elected Executive Vice President of Operations.

General Information

The following discussion provides a summary of our compensation policies and compensation decisions made with respect to our named executive officers.

Objective of Our Compensation Program

The goal of our executive compensation program is to support the attainment of our long and short-term strategic and financial objectives, thereby aligning the interests of the Company’s executives with the interests of shareholders.  Our executive compensation program is intended to provide a competitive program that enables us to attract, motivate, and retain the key executives required to enhance shareholder value.

The Company’s Approval and Decision Making Process

The compensation committee (“Committee”) of the board approves and recommends to the full board all compensation decisions regarding our directors and chief executive officer and reviews and approves all compensation decisions regarding our other named executive officers.  The Committee generally approves equity awards for the Company’s other employees, although the Committee from time to time has delegated to the Company’s chief executive officer the authority to award at his discretion up to a specified number of stock options or restricted shares to non-executive employees for special performance or recruitment to the Company.  In Fiscal 2010, an aggregate of 105,382 options were granted to key new hires and to key employees and an aggregate of 138,079 shares of restricted stock were issued to key employees, including members of the senior  management team.

In order to maintain market competitiveness the Committee periodically reviews relevant competitive data provided by third party compensation professionals for the purpose of ensuring the compensation structure is designed to achieve the stated objectives.  In Fiscal 2010, the Company engaged Grahall Partners LLC ("Grahall"), a leading provider of compensation consulting services and survey data, to assist the Committee in reviewing total compensation for our named executive officers and other key employees.  Services included an executive compensation review and presentation of an overview of executive compensation trends and developments to the Committee ("2010 Report").

During Fiscal 2010, the Committee also reviewed with Grahall certain data regarding director compensation.
Compensation of the Executives

The compensation program for the named executive officers consists of the following elements:

•	Base salary compensation;
•	Annual cash incentive compensation;
•	Long-term equity incentive compensation; and
•	Perquisites and other personal benefits.

Base Salary Compensation

Base salaries are used to provide a fixed amount of compensation for the named executive officer's regular work.  The salaries of the named executive officers are reviewed on an annual basis, as well as at the time of promotion or other change in responsibilities.  Salary ranges have been developed for each position using internal comparability and external market data collected through Grahall.  The ranges are based on the responsibilities and scope of each position and experience, skills, and leadership capabilities required to perform each position.

For the named executive officers, other than the chief executive officer, the chief executive officer prepares a salary recommendation following a review of individual performance, competitive market data, and affordability for the Company.  The recommendation is presented to the Committee.  The Committee relies in part on the chief executive officer’s evaluation of each other named executive officer’s performance in deciding whether to make an adjustment to each executive’s salary in a given year.  In the case of a change in role, careful consideration is given to the new responsibilities, external pay practices and internal peer comparisons, in addition to past performance and experience.

All compensation changes are typically effective on January 1 of each year.  With respect to the base salary of the chief executive officer, the board considers individual and Company performance, as well as external market practices, prior to recommending any changes. In Fiscal 2010, the CEO’s salary was increased from $275,000 to $280,000, or 1.8%.  Base salary increases for our other named executive officers varied from 4% to 7.5%.  The increases were determined by the Committee based upon the factors discussed above, competitive conditions, and the Committee’s view of each officer’s duties, responsibilities and performance.

Annual Cash Incentive Awards

Our named executive officers may be awarded annual cash bonuses under our annual management incentive plan (“MIP”).  The MIP rewards executives and management for overall Company performance with respect to increases in revenue and net income before tax and incentive, improved cash flow, and improvement in on-time delivery to our customers.  The incentive bonuses are generally granted based on a percentage of each named executive officer's base salary earned during the fiscal year.  We believe this variable performance plan aligns the interests of our named executive officers with our stockholders' interest in improving the financial strength of the Company as it continues to grow.

The following table sets forth the Fiscal 2010 performance targets and payout amounts (as a percent of  targeted bonus) for the named executive officers, at the threshold, targeted and maximum performance levels.  The threshold award level must be exceeded after taking into consideration the impact of the payment of any bonus under the MIP before there can be any payout.

		Threshold		Target		Maximum
Component	Weight	Goal	Payout	Goal	Payout	Goal	Payout
Revenue (in millions)	40%	$87.0	4%	$94.4	40%	$105.0	80%
NIBT & Incentive	35%	$6.04	3%	$7.375	30%	$8.99	60%
Cash Flow (repayment of funded debt)	15%	$3.3	2%	$5.4	20%	$7.4	40%
On-Time Delivery	10%	90%	1%	93%	10%	96%	20%
Total Potential	100%		10%		100%		200%

The actual cash incentive award is determined by the Committee by comparing each named executive officer’s level of achievement against his individual financial and strategic performance objectives and as a result may be less than or greater than the target bonus amount.

The actual cash incentive awards paid to our named executive officers are shown in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table  on page 29.

Long-Term Equity Incentive Awards

Equity based compensation and ownership is intended to ensure that our named executive officers and other key employees have a continuing investment in the long-term success of the Company.  The Committee believes that stock options and other methods of equity based incentive compensation, such as restricted stock, are critical in motivating the long-term creation of shareholder value and in retaining key employees.  For Fiscal 2010, all equity based compensation was awarded under the Company's 2001 Stock Option and Incentive Plan (the "2001 Plan"), which is a stockholder approved plan.

In Fiscal 2009, the Committee and Board approved a new long-term incentive strategy pursuant to which the named executive officers and certain other executives and key employees will be eligible to receive restricted shares and/or stock options, at the discretion of the Committee, based upon the achievement of certain pre-established performance goals.  Prior to Fiscal 2009, long-term incentive compensation consisted of stock options only.

The following table sets forth the Fiscal 2010 performance targets at the threshold, target and maximum levels.  Each performance target is weighted equally.

Component	Threshold	Target	Maximum
Net Income Before Tax (in millions)	$5.9	$6.9	$8.1
Return on Sales	6.5%	7.5%	8.5%

To the extent the performance targets are achieved, the dollar value of an award, equal to a predetermined percentage of the recipient’s base salary, will be calculated for each recipient.  The number of restricted shares or the number of options to be awarded to a recipient will be based upon the value of a recipient's award divided by the average closing price of the Company's common stock on the NYSE Amex for the 90 days prior to September 30, 2010.

Following the end of the 2010 fiscal year, the Committee met to determine whether and to what extent the performance targets had been achieved.  Based on the performance targets set forth in the 2010 Plan, the Committee approved restricted share awards to our named executive officers as follows:

Named Executive Officer	Restricted Share Award
W. Barry Gilbert	27,800
Jeffrey T. Schlarbaum	22,500
Donald S. Doody	14,000

All restricted shares are subject to a four-year period of restriction, during which period the restricted shares may not be sold or otherwise transferred.  The restrictions will lapse as follows: 50% of the shares after three years from the date the restricted shares are awarded and 50% of the shares after four years from the date the restricted shares are awarded.

Although equity awards under the long-term incentive plan (“LTIP”) are based on prior year's performance they are not granted until after the end of the fiscal year and the completion of our audited financial statements.  Therefore, they are not reflected in any of the compensation tables in this proxy statement and they will be included in the compensation tables for Fiscal 2011.  The restricted shares awarded for performance in Fiscal 2009 and granted in November 2010 are reflected in the Executive Officer Compensation Tables section that follow this section.

No options or other equity-based awards were granted to any of the named executive officers in Fiscal 2010.

Deferred Compensation

Effective January 1, 2009, the Company established the IEC Electronics Corp. Management Deferred Compensation Plan (the "Deferred Compensation Plan") which allows certain designated employees, including the named executive officers, to defer up to 100% of their base salary and up to 100% of any performance-based incentive bonus on a tax-deferred basis.  On the last day of each fiscal quarter, the Company credits the deferred account with interest which is based on the average interest rate paid by the Company  during the quarter to its senior lender.  Deferred compensation will be paid to a participant upon separation from service on the date and in the manner elected by the participant in his/her deferred compensation agreement.  If no election is made, the deferred account will be paid out in quarterly installments over ten years beginning January 1 of the year following separation from service.  Deferred amounts may not be withdrawn prior to their payment start date, except to meet an "unforeseeable financial emergency" (in the Committee's discretion) or in the event of a change in control of the Company.  Payments to "key employees" as defined under the Federal tax laws are delayed at least six months after termination of employment.  During Fiscal 2010, only Mr. Gilbert elected to defer a portion of his compensation.  Amounts deferred by Mr. Gilbert are included in the Summary Compensation Table.

Retirement Benefits

All employees, including our named executive officers, are eligible to participate in the Company’s 401(k) Employee Savings Plan (“Savings Plan”).  The Savings Plan is a defined contribution tax-qualified retirement savings plan pursuant to which employees are able to contribute a portion of their eligible cash compensation to the Savings Plan. The Company matches up to 1.5% of contributions made by participating employees of our General Technology Corporation subsidiary.  None of our named executive officers is covered by a pension plan.

Executive Officer Compensation Tables

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning total compensation earned or paid to our named executive officers for Fiscal 2010.  More detailed information is presented in the other tables and in the footnotes to the tables.

Name & Principal Position	Year	Salary (1)	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total ($)
W.Barry Gilbert,	2010	$280,664	$108,579	-0-	$163,855	$20,903	$574,001
Chairman & CEO	2009	$254,600	-0-	-0-	$159,199	$21,255	$435,054
Jeffrey T.	2010	$228,808	$43,200	-0-	$81,791	-0-	$353,799
Schlarbaum,	2009	$216,459	-0-	-0-	$89,119	-0-	$305,578
Executive VP & Pres. of IEC Contract Mfg.
Donald S. Doody,	2010	$185,846	$36,720	-0-	$61,168	-0-	$283,734
Senior VP of	2009	$177,111	-0-	-0-	$70,043	-0-	$247,154
Operations

(1)
The "Salary" column reflects the base salary for each of our named executive officers for the fiscal year.  The amounts shown include any portion of base salary deferred and contributed by the named executive officer to our Deferred Compensation Plan.

(2)
Pursuant to the Company’s long-term incentive plan, restricted share awards were granted to the named executive officers in Fiscal 2010 based upon the achievement of certain performance targets in Fiscal 2009.  Mr. Gilbert was awarded 23,102 restricted shares; Mr. Schlarbaum was awarded 10,000 restricted shares and Mr. Doody was awarded 8,500 restricted shares.  The amounts shown in this column reflect the grant date fair value ($4.70 in the case of Mr. Gilbert and $4.32 for each of Messrs. Schlarbaum and Doody) computed in accordance with FASB ASC 718.  Under ASC 718, the fair value of such stock awards is determined as of the date of grant using the closing market price of common stock on the date of grant.  The amounts reported for fiscal 2009 do not match the amounts disclosed in last year’s proxy statement, due to the new reporting requirements adopted by the SEC, which require the new grant date fair value methodology.  The assumptions used for the valuations are set forth in Note 1 (Our Business and Significant Accounting Policies) and in Note 8 (Stock-Based Compensation) to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2010.  These amounts reflect our accounting for these awards and do not correspond to the actual values that may be realized by the named executive officers and do not represent actual cash compensation paid to the recipient.  Pursuant to SEC rules, we disregarded the estimates of forfeitures related to service-based vesting conditions.

(3)
The amounts shown reflect cash amounts earned under our annual performance incentive plan for services performed in Fiscal 2010 and Fiscal 2009, respectively.  Payouts were determined by our board, in the case of Mr. Gilbert, and by the compensation committee, in the case of the other named executive officers, in November 2010 and November 2009, respectively, and paid shortly thereafter.  The amounts shown include any portions of such payments deferred and contributed by our named executive officers to our Management Deferred Compensation Plan.  For Fiscal 2010, the amount shown for Mr. Gilbert includes $132,605 earned under the annual performance incentive plan and $31,250 earned under the Stock Performance Incentive payment provisions of his Employment Agreement for the listing of IEC shares on the NYSE Amex.  For additional information about our annual performance incentive plan, see “Compensation of Named Executive Officers and Directors – General Information”, and for additional information about Mr. Gilbert's Employment Agreement, see "Employment Agreements and Change in Control Agreements" on page 31.

(4)
Amounts shown for Fiscal 2010 include $17,283 for premium paid in lieu of salary on a long-term care insurance contract for Mr. Gilbert and his wife, in accordance with Section 7702B of the Internal Revenue Code and $3,620 for life insurance premiums.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information concerning stock options and stock awards held by the named executive officers at September 30, 2010.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (1)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (2)
W. Barry Gilbert	66,660		$.55	7/12/11	23,102	$121,517
Jeffrey T.	100,000		$1.01	5/03/11	10,000	$52,600
Schlarbaum	120,000		$0.53	5/10/11
Donald S. Doody					8,500	$44,710

(1)
The restricted share awards reflect the awards granted to the named executive officers in Fiscal 2010 based upon the achievement of certain performance targets in Fiscal 2009 and were granted under the 2001 Plan.  They are subject to a four-year restriction period, during which time the stock cannot be sold or otherwise transferred in any manner.  The shares will vest as follows:  50% on November 6, 2012 (November 18, 2012 in the case of Mr. Gilbert) and the balance on November 6, 2013 (November 18, 2013 in the case of Mr. Gilbert), provided each such named executive officer is still employed by us on such date.

(2)
The market value shown was determined by multiplying the number of restricted shares that have not vested by the $5.26 closing market price per share of IEC common stock on September 30, 2010, the last trading day of our fiscal year.

Employment Agreements and Change in Control Agreements

Employment Agreement – W. Barry Gilbert

In April 2009, the Company entered into an Employment Agreement with Mr. Gilbert.  The agreement, as amended on October 1, 2010, provides for Mr. Gilbert’s continued employment as IEC’s Chief Executive Officer until December 31, 2013, or such date as may be mutually agreed between the parties, unless earlier terminated (the “CEO Term”).  In addition, the employment agreement provides that upon the expiration of the CEO Term, the Company will employ Mr. Gilbert as an advisor to the Board for a period terminating on December 31, 2020, unless earlier terminated (the “Advisory Term”).

During the CEO Term, Mr. Gilbert was entitled to receive an annual initial base salary of $275,000, which was subject to annual review for increases, and he was eligible to receive such equity awards as may be determined in the sole discretion of the Board.  In Fiscal 2010, Mr. Gilbert's base salary was $280,000, and effective October 1, 2010, his base salary was increased to $296,800.  During the Advisory Term, Mr. Gilbert will be entitled to receive an annual compensation of $89,286.

At any time during both the CEO Term and the Advisory Term, Mr. Gilbert will be entitled to earn and receive up to three additional cash incentive payments of $125,000 (the "Stock Performance Incentive"), each one payable in the manner described in the employment agreement upon the achievement of certain performance conditions:

(i)	the listing of IEC's shares on any National Exchange (as defined in the employment agreement);

(ii)
if and when IEC's Daily Stock Price (as defined in the employment agreement) closes at $2.00 or more greater than the Listing Price (as defined in the employment agreement) for any 20 trading days during any 30 consecutive trading day period; and

(iii)
if and when IEC's Daily Stock Price (as defined in the employment agreement) closes at $4.00 or more greater than the Listing Price (as defined in the employment agreement) for any 20 trading days during any 30 consecutive trading day period.

Mr. Gilbert has earned the Stock Performance Incentive payment in (i) above, since the Company's shares have been listed on the NYSE Amex and, accordingly, 25% of the payment ($31,210) was paid to him in Fiscal 2009 and 25% of the payment ($31,210) was paid to him in Fiscal 2010 and is included on the Summary Compensation Table.  The balance of the payment ($62,540) will be paid to Mr. Gilbert in equal installments in each of the next two fiscal years provided Mr. Gilbert is an employee and/or a director of IEC at the time such payment is due; if he is not, such payment will be forfeited.  The Stock Performance Incentive Payments provided for in (ii) and (iii) above have not yet been earned.

During the CEO Term, Mr. Gilbert is eligible to participate in IEC's incentive plans and programs on the same basis as other senior executives.

During both the CEO Term and the Advisory Term, Mr. Gilbert is eligible to participate in such health and other group insurance and other employee benefit plans on the same basis as other senior executives and the Company will pay the full cost of medical insurance for Mr. Gilbert and his wife.  In addition, subject to certain limitations and conditions, including increase and reductions in face amounts, as set forth in the employment agreement, during both the CEO Term and the Advisory Term, the Company will maintain certain life insurance policies payable to Mr. Gilbert's estate or designated beneficiary.  In 2010, the aggregate face value of these policies is $1,750,000.

In addition to the above terms, the employment agreement provides for severance compensation upon termination of Mr. Gilbert's employment.  Circumstances that would trigger payments or the provision of other benefits include (a) termination during CEO Term by the Company without Cause (as defined in the employment agreement) or by Mr. Gilbert for Good Reason (as defined in the employment agreement) or due to a Change in Control (as defined in the employment agreement); (b) termination by the Company during Advisory Term without Cause or by Mr. Gilbert for Good Reason; (c) termination upon death; (d) termination for Disability (as defined in the employment agreement) during CEO Term; and (e) termination for Disability during Advisory Term.

The employment agreement also contains provisions which are customary for an executive employment agreement of this type.  These include covenants relating to confidentiality, non-competition, non-solicitation of employees, and non-interference with business relationships and apply during the CEO and Advisory Terms and for a period of 36 months thereafter.

If  Mr. Gilbert's employment is terminated during the CEO Term (i) by the Company without Cause; or (ii) by Mr. Gilbert for Good Reason; or (iii) due to a Change in Control; or (iv) as a result of Disability, Mr. Gilbert would be entitled to receive (a) two times his annual base salary, payable in 24 equal monthly installments; (b) his annual incentive bonus, payable within 60 days of termination; and (c) the value of the lost opportunity to earn the Stock Performance Incentives provided for in his employment agreement payable within 60 days of termination.   In addition, Mr. Gilbert would be entitled to the continuation of medical benefits until age 65 (or until he becomes eligible to receive medical benefits from subsequent employer) and any accrued amounts owing to him.

Messrs.  Schlarbaum and Doody

Effective October 1, 2010, the Company entered into Salary Continuation and Non-Competition Agreements with each of Messrs. Schlarbaum and Doody.  Each Agreement provides for at-will employment, and provides for salary continuation payments for one (1) year upon certain terminations of employment.  Circumstances that would trigger payments include: (a) termination by the Company without Cause (as defined in the Agreement); or (b) following a Change in Control (as defined in the Agreement) either by the Company without Cause or by the executive for Good Reason (as defined in the Agreement).

Under each Agreement, the executive has agreed not to (a) disclose confidential information of the Company during or after his employment with the Company; (b) solicit Company customers and employees for 18 months after termination; or (c) directly or indirectly compete with the Company during the term of his employment and for 18 months after termination.

Change in Control

Our 2001 Stock Option and Incentive Plan and the stock option and restricted stock award agreements executed thereunder, provide that upon a change in control (as defined in the 2001 Plan), unless the board otherwise determines, all outstanding options and restricted stock will immediately become fully vested and exercisable.

Director Compensation

Cash Compensation Paid to Non-Employee Directors

During Fiscal 2009 and Fiscal 2010, the Committee, in conjunction with Grahall, conducted a comprehensive analysis of the compensation package provided to the Company’s non-employee directors.

The following table shows non-employee director compensation as determined by the board upon the recommendation of the compensation committee, effective as of October 1, 2009:

Annual Board Retainer (1)	$24,000, payable in cash or stock
Annual Committee Chair Retainer (1)	$4,000
Board Meeting Fee	$1,000, payable in stock
Reimbursement for expenses incurred in attending board meetings

(1)	Payable quarterly after the end of the quarter.

Equity Compensation Paid to Non-Employee Directors

Our 2001 Plan authorizes the granting of non-statutory stock options or restricted shares to non-employee directors in such amounts and at such times as may be determined by the board.  Typically, stock options were granted to the non-employee directors at the time of the annual meeting of stockholders.  Effective in Fiscal 2010, the board determined to award restricted shares to the non-employee directors.  At the time of the 2010 annual meeting of stockholders (February 4, 2010), a restricted share award for 1,818 shares was granted to each of the non-employee directors at a market value of $5.50 per share (the closing price of the Company’s common stock on the grant date as reported on the NYSE Amex).  The restrictions will lapse and the shares will vest in three (3) equal installments as follows: 1/3 on the first anniversary of the date of grant, 1/3 on the second anniversary of the date of grant, and the balance on the third anniversary of the date of grant.

Director Compensation Table

The following table summarizes the cash and equity compensation for non-employee directors during the fiscal year ended September 30, 2010.

Director (1)	Fees Earned or Paid in Cash ($) or Stock (2)	Stock Awards (3) ($)	Total ($)
Eben S. Moulton (4)	$28,750	$10,000	$38,750
James C. Rowe (4)	$28,750	$10,000	$38,750
Carl E. Sassano (4)	$28,750	$10,000	$38,750
Jerold L. Zimmerman	$25,000	$10,000	$35,000
Amy L. Tait	$25,000	$10,000	$35,000

(1)	W. Barry Gilbert, the Company’s Chairman of the Board, is not included in this table as he is an employee of the Company and receives no compensation for his services as a director.

(2)
The fees set forth in this column reflect compensation paid in cash or in stock to each director in respect of Fiscal 2010 for board retainers, committee chair retainers, and meeting fees. Dr. Zimmerman has elected to receive his annual board retainer in stock; all directors have elected to receive their board meeting fees in stock. The number of shares awarded to a director in payment of the board meeting fee is determined by dividing $1,000 by the closing price of the Company's common stock on the date of the board meeting.  The number of shares awarded to a director in payment of the quarterly retainer fee is determined by dividing $4,000 by the closing price of the Company's common stock on the first trading day after the close of the fiscal quarter.

(3)	The amounts disclosed in this column represent the fair market value of the restricted shares on the grant date ($5.50 per share) and do not represent actual cash compensation paid to the directors.

(4)	Messrs. Moulton, Rowe and Sassano each receive an annual retainer for serving as Committee Chairs throughout the fiscal year.

Non-employee directors are provided term life insurance in the amount of $50,000.

Deferred Compensation Plan

Effective January 1, 2009, the board established the IEC Electronics Corp. Board of Directors Deferred Compensation Plan ("Directors Deferred Plan") which allows the non-employee directors of the Company the opportunity to defer all or part of their cash compensation.  No director elected to participate in the Directors Deferred Plan in Fiscal 2010.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Review, Approval or Ratification of Related Person Transactions

Our board has adopted a written policy addressing the Company's procedures with respect to the review, approval and ratification of transactions with related persons that are required to be disclosed pursuant to Commission rules.  The policy provides that any transaction, arrangement or relationship with a "related person" (as defined in the policy) in which the Company participates and in which the related person has or will have a direct or indirect material interest and which exceeds $90,000 will be subject to review, approval or ratification by the audit committee.  During Fiscal 2010, no related person transactions were entered into or proposed that required disclosure pursuant to SEC rules.

OTHER MATTERS

The board of directors knows of no other matters that will be presented for consideration at the annual meeting, but if other matters properly come before the meeting, the persons named as proxies in the enclosed proxy will vote according to their best judgment.  Stockholders are requested to date and sign the enclosed proxy and to mail it promptly in the enclosed postage-paid envelope.  If you attend the annual meeting, you may revoke your proxy at that time and vote in person, if you wish.  Otherwise your proxy will be voted for you.

By Order of the Board of Directors

Martin S. Weingarten,
Corporate Secretary
DATED:	December 9, 2010
Newark, New York

We will make available at no cost, upon your written request, a copy of our annual report on Form 10-K for the Fiscal Year ended September 30, 2010 (without exhibits) as filed with the Securities and Exchange Commission.  Copies of exhibits to our Form 10-K will be made available, upon your written request and payment to us of the reasonable costs of reproduction and mailing, if any.  Written requests should be made to: Susan E. Topel-Samek, Vice President and Chief Financial Officer, IEC Electronics Corp., 105 Norton Street, Newark, New York 14513.

APPENDIX A

IEC ELECTRONICS CORP.

2010 OMNIBUS INCENTIVE COMPENSATION PLAN

ARTICLE I
PURPOSE

The purpose of this IEC Electronics Corp. 2010 Omnibus Incentive Compensation Plan (the "Plan") is to promote the interests of IEC Electronics Corp. and its stockholders by (a) attracting, retaining and motivating exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of the Company (as defined below) and its Affiliates (as defined below); and (b) enabling such individuals to participate in the long-term growth and financial success of the Company.

ARTICLE II
DEFINITIONS

Whenever used in the Plan and related documents (including Award Agreements), the following terms shall have the meanings set forth below and, when such meaning is intended, the initial letter of the word is capitalized:

2.1           Affiliate means: (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company; and/or (b) any entity in which the Company has a significant equity interest, in either case, as determined by the Committee.

2.2           Award means, individually or collectively, a grant under the Plan of any Option, Stock Appreciation Right,  Restricted Shares, Restricted Stock Unit, Performance Compensation Award, Director Stock, any Other Stock-Based Award permitted under the Plan or Cash Incentive Award.  Each Award shall be evidenced by an Award Agreement.

2.3           Award Agreement means any written agreement or electronic agreement or other certificate, instrument, notice or document setting forth the terms and provisions applicable to an Award granted to a Participant under the Plan, which may (but need not) require the Participant’s signature.

2.4           Board means the Board of Directors of the Company.

2.5           Cash Incentive Award means an Award granted pursuant to Section 6.6.

2.6           Cause means (a) conviction of any felony, or an indictment for a crime which is of such impropriety or magnitude that it substantially adversely affects the business or the reputation of the Company;
(b) commission of any act of fraud, theft, embezzlement or financial dishonesty with respect to the Company;
(c) willful misconduct or gross negligence on the part of the Participant in the performance of his or her employment or service, or duties; or (d) breach of any material term of any employment agreement or arrangement in place between a Participant and the Company and the Participant shall have failed to cure the breach within any grace period provided for in such agreement.  The Committee shall have the sole discretion to determine whether Cause exists, and its determination shall be final.

2.7          Change in Control shall (a) have the meaning set forth in an Award Agreement; or (b) if there is no definition set forth in an Award Agreement, mean the occurrence of any of the following events:

(a)           during any period of 24 consecutive calendar months, individuals who were directors of the Company on the first day of such period (the "Incumbent Directors") cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that any individual becoming a director subsequent to the first day of such period whose election, or nomination for election, by the Company's stockholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a "person" (as such term is used in Section 13(d) of the Exchange Act) (a "Person"), in each case, other than the management of the Company or the Board;

(b)           the consummation of a merger, consolidation, recapitalization, statutory share exchange or similar form of corporate transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable, or the sale or other disposition of all or substantially all the assets of the Company to an entity that is not an Affiliate (each of the foregoing events being hereinafter referred to as a "Reorganization"), in each case, unless, immediately following such Reorganization, (i) all or substantially all the individuals and entities who were the "beneficial owners" (as such term is defined in Rule 13d-3 under the Exchange Act (or a successor rule thereto) of the securities eligible to vote for the election of the Board ("Company Voting Securities") outstanding immediately prior to the consummation of such Reorganization continue to beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all the Company's assets either directly or through one or more subsidiaries) (the "Continuing Company") in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization, of the outstanding Company Voting Securities (excluding, for purposes of determining such proportions, any outstanding voting securities of the Continuing Company that such beneficial owners hold immediately following the consummation of the Reorganization as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization other than the Company); (ii) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Company or any corporation controlled by the Continuing Company) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of the Continuing Company; and (iii) at least a majority of the members of the board of directors of the Continuing Company (or equivalent body) were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization;

(c)           the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company unless such liquidation or dissolution is part of a transaction or series of transactions described in paragraph (b) above that does not otherwise constitute a Change in Control; or

(d)           any Person, corporation or other entity or "group" (as used in Section 14(d)(2) of the Exchange Act) (other than (A) the Company; (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate; or (C) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the voting power of the Company Voting Securities) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company Voting Securities; provided, however, that for purposes of this subparagraph (d), the following acquisitions shall not constitute a Change in Control: (x) any acquisition directly from the Company, (y) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or (z) any acquisition pursuant to a Reorganization that does not constitute a Change in Control for purposes of subparagraph (b) above.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided that if after such acquisition by the Company, such person becomes the beneficial owner of additional Company Voting Securities that increase the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

2.8           Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

2.9           Committee means the Compensation Committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan.

2.10         Company means IEC Electronics Corp., a corporation organized under the laws of the State of Delaware, together with any successor thereto.

2.11         Covered Employee means any Participant who would be considered a “covered employee” for purposes of Section 162(m) of the Code.

2.12         Designated Beneficiary means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts or Stock due under the Plan or to exercise rights of the Participant in the event of the Participant’s death.  In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s Estate.

2.13         Director Stock means an Award of Stock to an Independent Director described in Section 6.7 of the Plan.

2.14         Disability means that the Participant is entitled to receive long-term disability benefits under the long-term disability plan of the Company in which the Participant participates, or, if there is no such plan, Participant’s inability, due to physical or related ill health, to perform the essential functions of Participant’s job, with or without reasonable accommodation, for 180 days during any 365-day period, irrespective of whether such days are consecutive.

2.15         Eligible Person means any officer, employee, director or consultant of the Company and any officer, employee, director or consultant of its Subsidiaries or Affiliates, and any prospective officer or employee or consultant who has accepted an offer of employment from the Company or its Subsidiaries or Affiliates.  Notwithstanding the foregoing, an Eligible Person, for purposes of receipt of the grant of an Incentive Stock Option, shall be limited to those individuals who are eligible to receive Incentive Stock Options under rules set forth in the Code and applicable regulations.

2.16         Employee means an individual who is paid on the payroll of the Company, any Subsidiary or Affiliate, and who is classified as an employee in the personnel records of the Company or its Subsidiaries or Affiliates.

2.17         Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

2.18         Exercise Period means the period during which an Option or SAR is exercisable as set forth in the Award Agreement.

2.19         Exercise Price means (a) in the case of Options, the price at which the shares of Stock covered by a particular Option may be purchased by a Participant, as determined by the Committee or Board and set forth in the Award Agreement; or (b) in the case of SARs, the price specified in the applicable Award Agreement as the reference price-per-share of Stock used to calculate the amount payable to the applicable Participant.

2.20         Fair Market Value means the value of a share of Stock, determined as follows:  if on the determination date the Stock is listed on the NYSE Amex, or on any other established national or regional stock exchange, or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (the closing price on the principal such exchange or market if there is more than one such exchange or market) on the determination date (or lowest asked prices or between the high and low sale prices on such trading date), or, if no sale of Stock is reported for such trading day, on the last preceding day on which any sale shall have been reported.  If the Stock is not listed on such an exchange, or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Committee in good faith.

2.21         Family Member means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or sibling, including adoptive relationships, a trust in which these persons have more than fifty (50%) percent of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than fifty (50%) percent of the voting interests.

2.22         Incentive Stock Option or ISO means an option to purchase shares of Stock from the Company that (a) is granted under Section 6.2 of the Plan; and (b) is intended to qualify for special Federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.

2.23         Independent Director means a member of the Board who: (a) is neither an employee of the Company nor an employee of any Affiliate or Subsidiary; (b) qualifies as a "Non-Employee Director" under Rule 16b-3 of the Exchange Act; (c) qualifies as an “outside director” under Section 162(m) of the Code; and
 (d) qualifies as an “Independent Director” under the rules and listing standards adopted by the NYSE Amex, or any other exchange upon which the Stock is listed for trading.

2.24         IRS means the Internal Revenue Service or any successor thereto and includes the staff thereof.

2.25         Non-Statutory Stock Option or NSO means an option to purchase shares of Stock from the Company that (a) is granted under Section 6.2 of the Plan; and (b) is not an Incentive Stock Option.

2.26         Option means an Incentive Stock Option or a Non-Statutory Stock Option or both, as the context requires.

2.27         Other Stock Based Award means any Award granted under Section 6.8 of the Plan.

2.28         Participant means an Eligible Person who is selected by the Committee or Board to receive an Award under the Plan.

2.29         Performance Compensation Award means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 6.5 of the Plan.

2.30         Performance Criteria means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award or Cash Incentive Award under the Plan.

2.31         Performance Formula means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award or Cash Incentive Award of a particular Participant, whether all, some portion but less than all, or none of such Award has been earned for the Performance Period.

2.32         Performance Goal means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

2.33         Performance Period means the one or more periods of time as the Committee may select over which the attainment of one or more Performance Goals shall be measured for the purpose of determining a Participant's right to and the payment of a Performance Compensation Award or Cash Incentive Award.

2.34         Plan shall have the meaning specified in Article I.

2.35         Restricted Share means a share of Stock that is granted under Section 6.4 of the Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.

2.36         Restricted Stock Unit or RSU means a restricted stock unit Award that is granted under Section 6.4 of the Plan and is designated as such in the applicable Award Agreement and that represents an unfunded and unsecured promise to deliver Stock, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.

2.37         Retirement means termination of employment with the Company or any Subsidiary if such termination of employment constitutes normal retirement, early retirement, disability retirement or other retirement as provided for at the time of such termination of employment under the applicable retirement program then maintained by the Company or any Subsidiary provided that the Participant does not continue in the employment of the Company or any Subsidiary.

2.38         Rule 16b-3 means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

2.39         SAR means a stock appreciation right Award that is granted under Section 6.3 of the Plan and that represents an unfunded and unsecured promise to deliver shares of Stock, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per share of Stock over the Exercise Price per share of Stock of the SAR, subject to the terms of the applicable Award Agreement.

2.40         SEC means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

2.41         Stock  means the common stock of the Company, $.01 par value, or such other securities of the Company (i) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction; or (ii) as may be determined by the Committee pursuant to Section 4.2.
;
2.42         Subsidiary means any entity in which the Company, directly or indirectly, possesses 50% or more of the total combined voting power of all classes of its stock.

2.43         Ten-Percent Stockholder means an Employee who owns stock of the Company possessing more than ten (10%) percent of the total combined voting power of all classes of stock of the Company at the time an ISO is granted.

2.44         Termination of Employment means the date on which an individual is for any reason no longer employed by the Company or any of its Subsidiaries.

2.45         Termination of Service means the date on which an Independent Director’s service as a director ceases for any reason.

2.46         Treasury Regulations means all proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

ARTICLE III
 ADMINISTRATION OF PLAN

3.1           Composition of Committee.  The Plan shall be administered by the Committee, which shall be composed of two or more directors, all of whom shall be Independent Directors and all of whom shall (i) qualify as "outside directors" under Section 162(m) of the Code and as “non-employee directors” within the meaning of Rule 16b-3; and (ii) meet the independence requirements of the NYSE Amex.  The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

3.2           Authority of Committee. Subject to the terms of the Plan and applicable law, and in addition to the other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including the authority to (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Stock to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Awards; (v) determine the vesting schedules of Awards and, if certain performance criteria must be attained in order for an Award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained; (vi) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, shares of Stock, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended;
(vii) determine whether, to what extent and under what circumstances cash, shares of Stock, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (x) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; (xi) amend an outstanding Award or grant a replacement Award for an Award previously granted under the Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such Award to the Company or the Participant differ from those consequences that were expected to occur on the date the Award was granted; or (B) clarifications or interpretations of, or changes to, tax law or regulations permit Awards to be granted that have more favorable tax consequences than initially anticipated; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.  The Committee may delegate to one or more of its members or to any other person or persons such ministerial duties as it may deem advisable.

3.3           Committee Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any stockholder.

3.4           Indemnification.   No member of the Board, the Committee or any employee of the Company (each such person, a "Covered Person") shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Covered Person shall be indemnified and held harmless by the Company from and against (i) any loss, cost, liability or expense (including attorneys' fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement; and (ii) any and all amounts paid by such Covered Person, with the Company's approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company's choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person's bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company's Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company's Amended and Restated Certificate of Incorporation or Restated By-Laws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

3.5           Allocation/Delegation of Authority.  Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may (i) allocate all or any portion of its responsibilities and powers to any one or more of its members; and/or (ii) delegate all or any part of its responsibilities and powers to one or more officers selected by it, including, without limitation, the Company’s Chief Executive Officer, provided that the Committee may not delegate its responsibilities and powers if such delegation would cause an Award made to an individual subject to Section 16 of the Exchange Act not to qualify for an exemption from Section 16(b) of the Exchange Act.  The Committee shall not delegate its powers and duties under the Plan in any manner that would cause the Plan not to comply with the requirements of Section 162(m) of the Code.  Any such allocation or delegation may be revoked by the Committee at any time.

3.6           Awards to Directors. Notwithstanding anything to the contrary contained herein, the Board may, in its sole and plenary discretion, at any time and from time to time, grant Awards to Independent Directors or administer the Plan with respect to such Awards.  In any such case, the Board shall have all the authority and responsibility granted to the Committee herein.

3.7           Restrictions on Stock.        The Committee may impose such restrictions on any Stock acquired pursuant to Awards under the Plan as it may deem advisable, including, without limitation, restrictions to comply with applicable federal securities laws, with the requirements of any stock exchange or market upon which such Stock is then listed and/or traded and with any blue sky or state securities laws applicable to such Stock.

ARTICLE IV
STOCK SUBJECT TO PLAN

4.1           Number of Shares.           Subject to adjustment as provided in Section 4.2, the total number of shares of Stock available for Awards under the Plan shall be 2,000,000 (the “Plan Share Limit”).  Stock granted pursuant to the Plan may be (i) authorized but unissued shares of Stock; or (ii) treasury stock.  If any shares of Stock subject to an Award are forfeited, canceled, exchanged or surrendered, or if an Award terminates or expires without a distribution of shares of Stock to the Participant, to the extent of any such forfeiture, cancelation, exchange, surrender, termination or expiration, such shares shall again be available for Awards under the Plan.  If shares of Stock are surrendered or withheld as payment of either the exercise price of an Award and/or withholding taxes in respect of such an Award, such shares of Stock shall not be returned to the Plan and shall not be available for future awards under the Plan.

4.2           Adjustments in Authorized Stock Awards.    In the event that any dividend or other distribution (whether in the form of cash, Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock or other securities of the Company, or other similar corporate transaction or event affecting the Stock would be reasonably likely to result in the diminution or enlargement of any of the benefits or potential benefits intended to be made available under the Plan or under an Award (including, without limitation, the benefits or potential benefits of provisions relating to the term, vesting or exercisability of any Option, and any Change in Control or similar provisions of any Award), the Committee, in its sole discretion, shall, in such manner as it shall deem equitable or appropriate in order to prevent such diminution or enlargement of any such benefits or potential benefits, adjust any or all of (i) the number and type of shares of Stock (or other securities or other property) which thereafter may be made the subject of Awards; (ii) the number and type of shares of Stock (or other securities or other property) subject to outstanding Awards; and (iii) the purchase or exercise price with respect to any Awards.  Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code; and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be other than an Incentive Stock Option for purposes of Section 422 of the Code.  No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee, in its discretion, may make a cash payment in lieu of fractional shares.  The  adjustment by the Committee shall be final, binding and conclusive.

4.3           Award Limitations.          Subject to adjustment as provided in Section 4.2 above, (i) the total number of shares of Stock with respect to which Options or SARs may be granted in any fiscal year of the Company to any Covered Employee shall not exceed 400,000 shares; (ii) the total number of Restricted Shares that may be granted in any fiscal year of the Company to any Covered Employee shall not exceed 400,000 shares; (iii) the total number of shares of Stock that may be granted in any fiscal year of the Company to any Covered Employee pursuant to Performance Compensation Awards shall not exceed 400,000 shares; and (iv) the total number of Other Stock-Based Awards granted pursuant to Section 6.8 herein in any fiscal year of the Company to any Participant shall not exceed 400,000 shares.  If a Cash Incentive Award granted under Section 6.6 herein is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, the maximum amount of cash payable as a Cash Incentive Award to any Covered Employee in any fiscal year shall not exceed $1,000,000.

4.4           Incentive Stock Options.     Notwithstanding the foregoing, the number of shares of Stock available for granting Incentive Stock Options under the Plan shall not exceed 2,000,000, subject to adjustment as provided in Section 4.2 of the Plan and Section 422 of the Code, or any successor provision.

ARTICLE V
ELIGIBILITY AND PARTICIPATION

5.1         Eligibility. Any Eligible Person, including any Eligible Person who is an officer or director of the Company or any Subsidiary, shall be eligible to be designated a Participant, provided, however, that an Incentive Stock Option may be granted only to full-time or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees).

5.2         Actual Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from all Eligible Persons those to whom Awards shall be granted.

ARTICLE VI
AWARDS

6.1         Types of Awards. Awards may be made under the Plan in the form of: (a) Options,
(b) SARs, (c) Restricted Shares, (d) RSUs, (e) Performance Compensation Awards, (f) Cash Incentive Awards; (g) Director Stock and (h) Other Stock-Based Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. Awards may be granted in tandem with other Awards. No Incentive Stock Option may be granted to a person who is ineligible to receive an Incentive Stock Option under the Code.

6.2         Options

6.2.1        Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Options shall be granted, (B) subject to Section 4.3, the number of shares of Stock subject to Options to be granted to each Participant, (C) whether each Option shall be an Incentive Stock Option or a Non-Statutory Stock Option and (D) the conditions and limitations applicable to the vesting and exercise of each Option. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations related thereto, as may be amended from time to time. All Options granted under the Plan shall be Non-Statutory Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if, for any reason, such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such non-qualification, such Option (or portion thereof) shall be regarded as a Non-Statutory Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan's requirements relating to Non-Statutory Stock Options.

6.2.2        Exercise Price.       The Exercise Price of each share of Stock covered by an Option shall be not less than 100% of the Fair Market Value of such share of Stock (determined as of the date the Option is granted); provided, however, in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder, the per-share Exercise Price shall be no less than 110% of the Fair Market Value per share of Stock on the date of the grant. Options are intended to qualify as "qualified performance based compensation" under Section 162(m) of the Code.

6.2.3        Vesting and Exercise.  Each Option shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its sole and plenary discretion, specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the applicable Award Agreement, an Option may only be exercised to the extent that it has already vested at the time of exercise. An Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment pursuant to Section 6.2.4 for the shares of Stock with respect to which the Award is exercised has been received by the Company. Exercise of an Option in any manner shall result in a decrease in the number of shares of Stock that thereafter may be available for sale under the Option. The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any conditions relating to the application of Federal or state securities laws, as it may deem necessary or advisable.  Stock received upon exercise of an Option may be granted subject to any restrictions deemed appropriate by the Committee.

6.2.4        Payment.

(A)           No shares of Stock shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price is received by the Company, and the Participant has paid to the Company (or the Company has withheld in accordance with Section 11.4 an amount equal to any Federal, state, local and foreign income and employment taxes required to be withheld. Such payments may be made in cash (or its equivalent) or, in the Committee's sole and plenary discretion, (1) by exchanging shares of Stock owned by the Participant (which are not the subject of any pledge or other security interest), (2) if there shall be a public market for the shares of Stock at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the shares of Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Exercise Price; or (3) through any other method (or combination of methods) as approved by the Committee; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such shares of Stock so tendered to the Company, together with any shares of Stock withheld by the Company in accordance with Section 11.4, as of the date of such tender, is at least equal to such aggregate Exercise Price and the amount of any Federal, state, local or foreign income or employment taxes required to be withheld, if applicable.

(B)           Wherever in the Plan or any Award Agreement a Participant is permitted to pay the Exercise Price or taxes relating to the exercise of an Option by delivering shares of Stock, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such shares of Stock, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of shares from the shares of Stock acquired by the exercise of the Option.

6.2.5        Option Term.         The term of each Option shall be fixed by the Committee at the time of grant, but in no event shall any Option have a term of more than ten (10) years (five years in the case of an ISO granted to a Ten Percent Stockholder).  The Committee may, subsequent to the grant of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

6.2.6        Limits on Incentive Stock Options.   Notwithstanding the designation of an Option as an Incentive Stock Option, to the extent the aggregate Exercise Price of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000 (or such other amount as determined under the Code), such Options shall be treated as Non-Statutory Stock Options.  Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

6.3         SARs.

6.3.1        Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom SARs shall be granted, (B) subject to Section 4.3, the number of SARs to be granted to each Participant, (C) the Exercise Price thereof and (D) the conditions and limitations applicable to the exercise thereof.
6.3.2        Exercise Price.     The Exercise Price of each share of Stock covered by a SAR shall be not less than 100% of the Fair Market Value of such share of Stock (determined as of the date the SAR is granted). SARs are intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code.

6.3.3        Exercise.  A SAR shall entitle the Participant to receive an amount upon exercise equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the Exercise Price thereof. The Committee shall determine, in its sole and plenary discretion, whether a SAR shall be settled in cash, stock, other securities, other Awards, other property or a combination of any of the foregoing.

6.3.4        Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR; provided, however, that in no event may any SAR be exercisable after the tenth anniversary of the date the SAR is granted.  Any determination by the Committee that is made pursuant to this Section 6.3.4 may be changed by the Committee from time to time and may govern the exercise of SARs granted or exercised hereafter.

6.4         Restricted Shares and RSUs.

6.4.1        Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Restricted Shares and RSUs shall be granted; (B) subject to Section 4.3, the number of Restricted Shares and RSUs to be granted to each Participant; (C) the duration of the period during which, and the conditions, if any, under which, the Restricted Shares and RSUs may vest or may be forfeited to the Company; and (D) the other terms and conditions of such Awards.

6.4.2        Transfer Restrictions. Restricted Shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or as may be provided in the applicable Award Agreement.  Restricted Shares may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the applicable Participant, such certificates must bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of such certificates until such time as all applicable restrictions lapse.

6.4.3        Payment/Lapse of Restrictions. Each RSU shall be granted with respect to one share of Stock or shall have a value equal to the Fair Market Value of one share of Stock. RSUs shall be paid in cash, shares of Stock, other securities, other Awards or other property, as determined in the sole and plenary discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.  If a Restricted Share or an RSU is intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code, unless the grant of such Restricted Share or RSU is contingent on satisfaction of the requirements for the payment of "qualified performance-based compensation" under Section 162(m) of the Code (whether pursuant to Section 6.5 of this Plan or any other plan), all requirements set forth in Section 6.5 must be satisfied in order for the restrictions applicable thereto to lapse.

6.4.4        Dividend and Voting Rights.  Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Restricted Shares Award shall be entitled to cash dividend and voting rights for all shares of Stock issued even though they are not vested, provided that such rights shall terminate immediately as to any Restricted Stock that ceases to be eligible for vesting.  All other distributions paid with respect to such Restricted Stock shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and shall be paid to the Participant promptly after the full vesting of the Restricted Stock with respect to which such distributions were made.  Unless otherwise provided in the applicable Award Agreement, a Participant to whom RSUs are granted shall not have any rights as a stockholder with respect to the Shares represented by the RSUs unless and until the RSUs are settled in shares of Stock.

6.5         Performance Compensation Awards.

6.5.1        General. The Committee shall have the authority, at the time of grant of any Award, to designate such Award (other than an Option or SAR) as a Performance Compensation Award in order for such Award to qualify as "qualified performance-based compensation" under Section 162(m) of the Code. Options and SARs granted under the Plan shall not be included among Awards that are designated as Performance Compensation Awards under this Section 6.5.

6.5.2        Eligibility. The Committee shall, in its sole discretion, designate within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants shall be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant as eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle such Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 6.5.  Moreover, designation of a Participant as eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant as eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

6.5.3        Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select (A) the length of such Performance Period; (B) the type(s) of Performance Compensation Awards to be issued; (C) the Performance Criteria that shall be used to establish the Performance Goal(s); (D) the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply to the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing; and (E) the Performance Formula. Within the first ninety (90) days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

6.5.4        Performance Criteria. Notwithstanding the foregoing, the Performance Criteria that shall be used to establish the Performance Goal(s) with respect to Performance Compensation Awards shall be based on the attainment of specific levels of performance of the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and shall be limited to the following: (A) share price; (B) net income or earnings before or after taxes (including earnings before interest, taxes, depreciation and/or amortization or earnings before taxes and incentives); (C) operating income; (D) earnings per share (including specified types or categories thereof); (E) cash flow (including specified types or categories thereof); (F) cash flow return on capital; (G) revenues (including specified types or categories thereof); (H) return measures (including specified types or categories thereof); (I) sales or product volume; (J) working capital; (K) gross or net profitability/profit margins; (L) objective measures of productivity or operating efficiency; (M) costs (including specified types or categories thereof); (N) budgeted expenses (operating and capital); (O) market share (in the aggregate or by segment); (P) level or amount of acquisitions; (Q) economic value-added; (R) enterprise value; (S) book value; and (T) customer satisfaction survey results. Such Performance Criteria may be applied on an absolute basis, be relative to one or more peer companies of the Company or indices or any combination thereof or, if applicable, be computed on an accrual or cash accounting basis. To the extent required under Section 162(m) of the Code, the Committee shall, within the first ninety (90) days of the applicable Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective manner the method of calculating the Performance Criteria it selects to use for such Performance Period.

6.5.5        Modification of Performance Goals. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), or any time thereafter (but only to the extent the exercise of such authority after such 90-day period (or such shorter period, if applicable) would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as "qualified performance-based compensation" under Section 162(m) of the Code), in its sole and plenary discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code (A) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company, or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal) or (B) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or the financial statements of the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.

6.5.6       Payment of Performance Compensation Awards.

(A)           Condition to Receipt of Payment.  A Participant must be employed by the Company or one of its Subsidiaries on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period. Notwithstanding the foregoing and to the extent permitted by Section 162(m) of the Code, in the discretion of the Committee, Performance Compensation Awards may be paid to Participants who have retired or whose employment has terminated prior to the last day of the Performance Period for which a Performance Compensation Award is made, or to the designee or estate of a Participant who died prior to the last day of a Performance Period.

(B)           Limitation. Except as otherwise permitted by Section 162(m) of the Code, a Participant shall be eligible to receive payments in respect of a Performance Compensation Award only to the extent that
(1) the Performance Goal(s) for the relevant Performance Period are achieved and certified by the Committee in accordance with Section 6.5.6(C); and (2) the Performance Formula as applied against such Performance Goal(s) determines that all or some portion of such Participant's Performance Compensation Award has been earned for such Performance Period.

(C)           Certification. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant's Performance Compensation Award for the Performance Period and, in so doing, may apply negative discretion as authorized by Section 6.5.6(D).

(D)           Negative Discretion.      In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may, in its sole and plenary discretion, reduce or eliminate the amount of the Award earned in the Performance Period, even if applicable Performance Goals have been attained and without regard to any employment agreement between the Company and a Participant.

(E)           Discretion. Except as otherwise permitted by Section I62(m) of the Code, in no event shall any discretionary authority granted to the Committee by the Plan be used to: (1) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; (2) increase a Performance Compensation Award for any Participant at any time after the first ninety (90) days of the Performance Period (or, if shorter, the maximum period allowed under Section 162(m) of the Code); or (3) increase a Performance Compensation Award above the maximum amount payable under Section 4.3 of the Plan.

(F)           Form of Payment. In the case of any Performance Compensation Award other than a Restricted Share, RSU or other equity-based Award that is subject to performance-based vesting conditions, such Performance Compensation Award shall be payable, in the discretion of the Committee, in cash or in Restricted Shares, RSUs or fully vested shares of Stock of equivalent value and shall be paid on such terms as determined by the Committee in its discretion. Any Restricted shares of Stock and RSUs shall be subject to the terms of this Plan (or any successor equity-compensation plan) and any applicable Award Agreement. The number of Restricted Shares, RSUs or Shares that is equivalent in value to a dollar amount shall be determined in accordance with a methodology specified by the Committee within the first 90 days of the relevant Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code).

6.6         Cash Incentive Awards. Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, shall have the authority to grant Cash Incentive Awards. Subject to Section 4.3, the Committee shall establish Cash Incentive Award levels to determine the amount of a Cash Incentive Award payable upon the attainment of Performance Goals. If a Cash Incentive Award is intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code, all requirements set forth in Section 6.5 must be satisfied in order for a Participant to be entitled to payment.

6.7         Director Stock

6.7.1        Director Compensation.        The Company intends to pay each Independent Director (a) an annual retainer, payable in quarterly installments, or in any other manner (determined without regard to the Plan) (the “Retainer”); (b) fees for attendance at meetings of the Board of Directors and/or committees thereof (determined without regard to the Plan) (“Meeting Fees”); and (c) such other compensation for services as a director (“Other Compensation”) as may be determined from time to time by the Board.  The Retainer, the Meeting Fees and the Other Compensation (collectively, “Director Compensation”) shall be in such amounts as may be set from time to time by the Board.

6.7.2           Director Compensation Payable in Cash or Stock.          Except as the Board may otherwise determine, each Independent Director shall be entitled to receive any component of his or her Director Compensation exclusively in cash, exclusively in stock (“Director Stock”), or any portion in cash and any portion in Director Stock.  The Board may, from time to time, require that all or a portion of the Director Compensation be paid in Director Stock.  To the extent not otherwise prescribed by the Board, each Director shall be given the opportunity, during the month the Director first becomes a Director and during the last month of each quarter thereafter, to elect among the three choices for the remainder of the quarter (in the case of the election made when the Director first becomes a Director) and for the following quarter (in the case of any subsequent election).  If the Director chooses to receive at least some of his or her Director Compensation in Director Stock, the election shall also indicate the percentage of each component of the Director Compensation to be paid in Director Stock.  If a Director makes no election during his or her first opportunity to make an election, the Direction shall be assumed to have elected to receive his or her entire Director Compensation in cash.  If a Director makes no election during any succeeding election month, the Director shall be assumed to have remade the election then currently in effect for that Director.  An election by a Director to receive a portion of his or her Director Compensation in Director Stock shall either (i) be approved by (a) the Committee; or (b) the Board; or (ii) provide that Director Stock received by the Director pursuant to such election shall be held by the Director for a period of at least six (6) months.

6.7.3        Payment in Director Stock.            Except as may otherwise be determined by the Board, issuances of Director Stock in payment of Director Compensation for a particular fiscal quarter shall be made as of the first trading day after the end of such fiscal quarter.  The number of shares of Stock to be issued to a Director as of the relevant trading date shall equal:

[% multiplied by C] divided by P

WHERE:

% =	the percentage of the Director’s Compensation that the Director is required and/or has elected to receive in the form of Director Stock, expressed as a decimal;

C =	the cash amount that otherwise would have been paid as Director Compensation to the Director for the calendar quarter; and

P =	the Fair Market Value of one share of Stock on the trading date

For Director Compensation not paid in quarterly installments, the Board shall determine the relevant date of issuance for the shares of Stock to be issued to a Director.

Director Stock shall not include any fractional shares.  Fractions shall be rounded to the nearest whole share.

6.7.4       Other Awards to Independent Directors

(A)         Grant of Options

Subject to the terms and conditions of the Plan, NSOs may be granted to an Independent Director at any time and from time to time, as shall be determined by the Board.

The Board shall have complete discretion in determining the number of shares of Stock subject to the NSO granted to each Independent Director, subject to Section 4.3, and shall be consistent with the provisions of the Plan, including, but not limited to, the provisions of Sections 6.2 and 7.2 in determining the terms and conditions pertaining to such  NSO.

(B)         Grants of Restricted Shares

Subject to the terms and conditions of the Plan, Restricted Stock may be granted to an Independent Director at any time and from time to time, as shall be determined by the Board.

The Board shall have complete discretion in determining the number of shares of Restricted Stock granted to each Independent Director (subject to Section 4.3) and, consistent with the provisions of the Plan, including, but not limited to, the provisions of Sections 6.4 and 7.3, in determining the terms and conditions pertaining to such Awards.  Restricted Shares shall be subject to such restrictions as may be determined by the Board and set forth in the Award Agreement.

6.8         Other Stock-Based Awards.    Subject to the provisions of the Plan, the Committee shall have the sole and plenary authority to grant to Participants other equity-based or equity-related Awards (including fully vested Shares) (whether payable in cash, equity or otherwise) in such amounts and subject to such terms and conditions as the Committee shall determine, provided that any such Awards must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law.

6.9         Stock Purchase Program

6.9.1        Establishment of Program.   Subject to the terms of the Plan and compliance with applicable law, the Board or Committee may, from time to time, establish one or more programs under which Eligible Persons will be permitted to purchase shares of Stock under the Plan, and shall designate the Eligible Persons to participate under such stock purchase programs.  The purchase price for shares of Stock available under such programs, and other terms and conditions of such programs shall be established by the Board or Committee.  The purchase price may not be less than 100% of the Fair Market Value of the Stock at the time of purchase (or in the Board’s or Committee’s discretion, the average Stock value over a period determined by the Board or Committee), and further provided that the purchase price may not be less than par value.

6.9.2        Restrictions.             The Board or Committee may impose such restrictions with respect to shares of Stock purchased under this Section 6.9 as the Board or Committee determines to be appropriate.  Such restrictions may include, without limitation, restrictions of the type that may be imposed with respect to Restricted Stock under Section 6.4.

ARTICLE VII
AMENDMENT AND TERMINATION

7.1         Options to Employees and Officers.  If a Participant who is an Employee or officer has a Termination of Employment, then, unless otherwise provided by the Committee or in the Award Agreement, or in another agreement with the Participant, the following provisions shall apply;

7.1.1       Death.     If the Participant’s Termination of Employment is on account of death, then unvested Options shall be forfeited, and Options, to the extent they are vested on the date of Termination of Employment, may be exercised, in whole or in part, by the Participant’s Designated Beneficiary at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) the first anniversary of the date of such Termination of Employment.

7.1.2       Retirement.  If the Participant’s Termination of Employment is on account of Retirement, then unvested Options shall be forfeited, and Options, to the extent they are vested on the date of Termination of Employment, may be exercised, in whole or in part, by the Participant at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) three months after the date of such Termination of Employment.

7.1.3       Disability.  If the Participant’s Termination of Employment is on account of Disability, unvested Options shall be forfeited, and Options, to the extent they are vested on the date of Termination of Employment, may be exercised, in whole or in part, by the Participant at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) the first anniversary of the date of such Termination of Employment.

7.1.4       Cause.  If the Participant’s Termination of Employment is on account of Cause, all outstanding Options, vested and unvested, shall terminate and be forfeited on the date of such Termination of Employment.

7.1.5       Other Reasons.  If the Participant’s termination of Employment is for any reason other than those enumerated in Sections 7.1.1 through 7.1.4, unvested Options shall be forfeited, and Options, to the extent they are vested on the date of Termination of Employment, may be exercised, in whole or in part, by the Participant at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) three (3) months after the date of such Termination of Employment.

7.1.6       Death after Termination of Employment.  If (a) the Participant’s Termination of Employment is for any reason other than death and (b) the Participant dies after such Termination of Employment but before the date the Options must be exercised as set forth in the preceding subsections, unvested Options shall be forfeited, and any Options, to the extent they are vested on the date of the Participant’s death, may be exercised, in whole or in part, by the Participant’s Designated Beneficiary at any time on or before the earliest to occur of (x) the Expiration Date of the Option and (y) the first anniversary of the date of death.

7.2         Options to Independent Directors.  If a Participant who is an Independent Director has a Termination of Service, then, unless otherwise provided by the Board or in the Award Agreement, the following provisions shall apply:

7.2.1       Death.  If the Participant’s Termination of Service is on account of death, then unvested Options shall be forfeited, and Options, to the extent they are vested on the date of Termination of Service, may be exercised, in whole or in part, by the Participant’s Designated Beneficiary at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) the first anniversary of the date of such Termination of Service.

7.2.2       Disability.  If the Participant’s Termination of Service is on account of Disability, unvested Options shall be forfeited, and Options, to the extent they are vested on the date of Termination of Service, may be exercised, in whole or in part, by the Participant at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) the first anniversary of the date of such Termination of Service.

7.2.3       Cause.  If the Participant’s Termination of Service is on account of Cause, all outstanding Options, vested and unvested, shall terminate and be forfeited on the date of such Termination of Service.

7.2.4       Other Reasons.  If the Participant’s Termination of Service is for any reason other than those enumerated in Sections 7.2.1 through 7.2.4, unvested Options shall be forfeited, and Options, to the extent they are vested on the date of Termination of Service, may be exercised, in whole or in part, by the Participant at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) three months after the date of such Termination of Service.

7.2.5       Death after Termination of Service.  If (a) the Participant’s Termination of Service is for any reason other than death and (b) the Participant dies after such Termination of Service but before the date the Options must be exercised as set forth in the preceding subsections, unvested Options shall be forfeited, and any Options, to the extent they are vested on the date of the Participant’s death, may be exercised, in whole or in part, by the Participant’s Designated Beneficiary at any time on or before the earliest to occur of (x) the Expiration Date of the Option and (y) the first anniversary of the date of death.

7.3           Other Awards.  If a Participant has a Termination of Employment or a Termination of Service, then, unless otherwise provided by the Committee or in the Award Agreement, or in another agreement with the Participant, all Awards, other than the Awards enumerated in Sections 7.1 and 7.2, shall terminate and be forfeited on the date of such Termination of Employment or Termination of Service.

ARTICLE VIII
CANCELLATION AND RESCISSION OF AWARDS

8.1           Cancellation and Rescission; Detrimental Activity.  Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Awards at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan, or if the Participant engages in any “Detrimental Activity”.  For purposes of this Article VIII, “Detrimental Activity” shall include:  (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company or any Subsidiary, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company or any Subsidiary; (ii) the disclosure to anyone outside the Company or any of its Subsidiaries, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company or any of its Subsidiaries, acquired by the Participant either during or after employment with the Company or a Subsidiary; (iii) activity that results in termination of the Participant’s employment or service for cause; (iv) a violation of any rules, policies, procedures or guidelines of the Company or a Subsidiary, including, but not limited to, the Company’s Code of Business Conduct and Ethics; (v) any attempt, directly or indirectly, to induce any employee of the Company or any Subsidiary to be employed or perform services elsewhere or any attempt, directly or indirectly, to solicit the trade or business of any current or prospective customer, supplier or partner of the Company or any Subsidiary; or (vi) any other conduct or act determined by the Board to be injurious, detrimental or prejudicial to any interest of the Company or any Subsidiary.

8.2           Certification of Compliance.  Upon exercise, payment or delivery pursuant to an Award, the Participant, if requested by the Company, shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan.

8.3           Repayment of Gain; Set-Off.  In the event a Participant fails to comply with the provisions of (i)-(vi) of Section 8.1 prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award, such exercise, payment or delivery may be rescinded within two years thereafter.  In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company or any Subsidiary.

ARTICLE IX
AMENDMENT AND TERMINATION

9.1           Amendments to the Plan. Subject to any applicable law or government regulation, to any requirement that must be satisfied if the Plan is intended to be a stockholder-approved plan for purposes of Section 162(m) of the Code and to the rules of the NYSE Amex or any successor exchange or quotation system on which the Stock may be listed or quoted, the Plan may be amended, modified or terminated by the Board without the approval of the stockholders of the Company, except that stockholder approval shall be required for any amendment that would (i) increase the Plan Share Limit or increase the maximum number of shares of Stock that may be delivered pursuant to Incentive Stock Options granted under the Plan; provided, however, that any adjustment under Section 4.2 shall not constitute an increase for purposes of this Section 9.1; or (ii) change the class of employees or other individuals eligible to participate in the Plan. No amendment, modification or termination of the Plan may, without the consent of the Participant to whom any Award shall thereto for have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided by the Committee in the applicable Award Agreement.

9.2           Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofor granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided by the Committee in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award theretofor granted shall not to that extent be effective without the consent of the applicable Participant, holder or beneficiary. Notwithstanding the preceding sentence, in no event may any Option or SAR (i) be amended to decrease the Exercise Price thereof, (ii) be cancelled at a time when its Exercise Price exceeds the Fair Market Value of the underlying Stock in exchange for another Option or SAR or any Restricted Share, RSU, other equity-based Award, award under any other equity-compensation plan or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a "repricing" of such Option or SAR, unless such amendment, cancellation or action is approved by the Company's stockholders. For the avoidance of doubt, an adjustment to the Exercise Price of an Option or SAR that is made in accordance with Section 4.2 or Article X shall not be considered a reduction in Exercise Price or "repricing" of such Option or SAR.

9.3           Adjustment of Awards Upon Occurrence of Certain Unusual or Non-Recurring Events.  Subject to Section 6.5.5 and the penultimate sentence of Section 9.2, the Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 or the occurrence of a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law (i) whenever the Committee, in its sole and plenary discretion, determines that such adjustments are appropriate or desirable, including, without limitation, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; (ii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by providing for a cash payment to the holder of an Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR; and (iii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by canceling and terminating any Option or SAR having a per-Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

ARTICLE X
CHANGE IN CONTROL

Except as otherwise determined by the Committee or Board, or except as otherwise provided in the applicable Award Agreement, in the event of a Change in Control after the date of the adoption of the Plan, unless provision is made in connection with the Change in Control for (a) assumption of Awards previously granted; or (b) substitution for such Awards of new awards covering stock of a successor corporation or its "parent corporation" (as defined in Section 424(e) of the Code) or "subsidiary corporation" (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and the Exercise Prices, if applicable, (i) any outstanding Options or SARs then held by Participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control; (ii) all Cash Incentive Awards and Awards designated as Performance Compensation Awards shall be paid out as if the date of the Change in Control were the last day of the applicable Performance Period and "target" performance levels had been attained; and (iii) all other outstanding Awards (i.e., other than Options, SARs, Cash Incentive Awards and Awards designated as Performance Compensation Awards) then held by Participants that are unexercisable, unvested or still subject to restrictions or forfeiture, shall automatically be deemed exercisable and vested and all restrictions and forfeiture provisions related thereto shall lapse as of immediately prior to such Change in Control.

Notwithstanding the foregoing, if an Award is “deferred compensation” within the meaning of Section 409A of the Code, then notwithstanding that the Award shall be deemed to be fully vested and earned pursuant to this Article X upon a Change in Control, unless the Change in Control qualifies as a “change in control event” within the meaning of Treasury Regulation § 1.409A-3(i)(5), in no event shall payment with respect to the Award be made at a time other than the time payment would be made in the absence of the Change in Control.

ARTICLE XI
GENERAL PROVISIONS

11.1       Non-Transferability.

(A)           Except as otherwise specified in the applicable Award Agreement, during the Participant's lifetime each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under applicable law, by the Participant's legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that (i) the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance; and (ii) the Board or the Committee may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability; provided, however, that Incentive Stock Options granted under the Plan shall not be transferable in any way that would violate Section 1.422-2(a)(2) of the Treasury Regulations and in no event may any Award (or any rights and obligations thereunder) be transferred in any way in exchange for value. All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.

(B)           The Board shall have the authority, in its discretion, to grant NSOs to Independent Directors, which may be transferred by the Independent Director during his or her lifetime to any Family Member.  A transfer of an Option pursuant hereto  may only be effected by the Company at the written request of an Independent Director, and shall become effective only when recorded in the Company’s record of outstanding Options.  A transferred Option shall continue to be governed by and subject to the terms and limitations of the Plan and the relevant Award Agreement, and the transferee shall be entitled to the same rights as the Independent Director as if no transfer had taken place.

11.2       No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

11.3       Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, the NYSE Amex or any other stock exchange or quotation system upon which such Shares or other securities are then listed or reported and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

11.4       Withholding.

11.4.1      Authority to Withhold.   A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Stock, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes.

11.4.2      Alternative Ways to Satisfy Withholding Liability. Without limiting the generality of Section 11.4.1 above, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of shares of Stock owned by the Participant (which are not subject to any pledge or other security interest) having a Fair Market Value equal to such withholding liability or, at the discretion of the Participant, by having the Company withhold from the number of shares of Stock otherwise issuable pursuant to the exercise of the Option or SAR, or the lapse of the restrictions on any other Award (in the case of SARs and other Awards, if such SARs and other Awards are settled in shares of Stock), a number of shares of Stock having a Fair Market Value equal to such withholding liability.

11.5       Deferrals.   Except with respect to Options and SARs, the Committee may, in its discretion, permit a Participant to defer the receipt of payment of cash or delivery of shares of Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award.  If any such deferral is to be permitted by the Committee, the Committee shall establish written rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

11.6       Compliance with Section 409A of the Code

11.6.1      All Awards under the Plan are intended to be exempt from (or comply with) the requirements of Section 409A of the Code to the maximum extent permitted.  To the extent applicable, the Plan is intended to be administered and interpreted in a manner that is consistent with the requirements of Section 409A of the Code.  Notwithstanding the foregoing, no particular tax result for a Participant with respect to any income recognized by the Participant in connection with the Plan is guaranteed under the Plan, and the Participant shall be responsible for any taxes imposed on the Participant in connection with the Plan.

11.6.2      No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment.  Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.

11.6.3      If, at the time of a Participant's separation from service (within the meaning of Section 409A of the Code), (A) such Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time); and
(B) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. Such amount shall be paid without interest, unless otherwise determined by the Committee, in its sole discretion, or as otherwise provided in any applicable employment agreement between the Company and the relevant Participant.

11.6.4      Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code.  In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant's account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

11.7        Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

11.8        No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares, other types of equity-based awards (subject to shareholder approval if such approval is required) and cash incentive awards, and such arrangements may be either generally applicable or applicable only in specific cases.

11.9        No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as a director, officer, employee or consultant of or to the Company or any Affiliate, nor shall it be construed as giving a Participant any rights to continued service on the Board. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any directorship or consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

11.10      No Rights as Stockholder. Except as otherwise provided in the Plan, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any shares of Stock to be distributed under the Plan until he or she has become the holder of such shares of Stock.

11.11      Governing Law.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

11.12    Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

11.13      Other Laws; Restrictions on Transfer of Shares. The Committee may refuse to issue or transfer any shares of Stock or other consideration under an Award if, acting in its sole and plenary discretion, it determines that the issuance or transfer of such shares of Stock or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole and plenary discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal and any other applicable securities laws.

11.14      No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Participant or any other Person, on the other. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.

11.15      No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares of Stock or whether such fractional shares of Stock or any rights thereto shall be canceled, terminated or otherwise eliminated.

11.16      Notification Under Section 83(b).     If a Participant shall, in connection with the exercise of any Option, or the grant of any Restricted Shares, make the election permitted under Section 83(b) of the Code (i.e., an election to include in such Participant’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code), such Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

11.17      Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.  If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code ((i) within two years of the date of grant of such ISOs; or (ii) within one year after the transfer of such shares to the Participant) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days of such disposition.

11.18      Headings and Construction. Headings are given to the articles, sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Whenever the words "include", "includes" or "including" are used in this Plan, they shall be deemed to be followed by the words "but not limited to."

ARTICLE XII
DURATION OF THE PLAN

12.1        Effective Date.    This Plan was adopted by the Board of Directors on November 17, 2010 and shall be effective on the date of approval by the Company’s stockholders (the “Effective Date”), provided that such approval is received before the expiration of one (1) year from the date the Plan was adopted by the Board, and provided further that the Board may grant Options or award Restricted Shares pursuant to the Plan prior to stockholder approval if, the grant of such Options or award of such Restricted Shares by their terms are contingent upon subsequent stockholder approval of the Plan.

12.2        Expiration Date.  Subject to the Board’s right to earlier terminate the Plan pursuant to Section 9.1 hereof, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date.  However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the end of such 10-year period, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond the end of such period.

☐ PLEASE MARK VOTES	REVOCABLE PROXY		With-	For All
AS IN THIS EXAMPLE	IEC ELECTRONICS CORP.	For	hold	Except
ANNUAL MEETING OF STOCKHOLDERS	1. Election of six (6) directors	☐	☐	☐
WEDNESDAY, JANUARY 19, 2011

The undersigned, revoking all prior proxies, hereby appoints W. Barry Gilbert and Eben S. Moulton, and either one of them with full power of substitution, as proxy or proxies to vote for the undersigned, in the name of the undersigned, all of the Common Stock of IEC Electronics Corp. (the "Company") of the undersigned, as if the undersigned were personally present and voting at the Company's Annual Meeting of Stockholders to be held at the office of the Company, 105 Norton Street, Newark, New York on January 19, 2011 at 9:00 a.m. (the "Annual Meeting"), and at any and all adjournments thereof, upon the following matters:

01 W. Barry Gilbert                          02 Eben S. Moulton
03 James C. Rowe                              04 Carl E. Sassano
05 Amy L. Tait                                   06 Jerold L. Zimmerman

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

2. Proposal to ratify the selection of EFP
		Rotenberg, LLP as the Company's	For	Against	Abstain
		independent registered public accounting	☐	☐	☐
firm.
3. Proposal to approve the Company’s 2010
		Omnibus Incentive Compensation Plan.	For	Against	Abstain
			☐	☐	☐

4. Transaction of such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEES FOR DIRECTORS SPECIFIED IN THE PROXY STATEMENT, FOR THE PROPOSAL TO RATIFY THE SELECTION OF EFP ROTENBERG, LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND FOR THE PROPOSAL TO APPROVE THE COMPANY’S 2010 INCENTIVE COMPENSATION PLAN.

Please be sure to sign and date this Proxy in the box below.	Date

Sign above

Detach above card, sign, date and mail in postage paid envelope provided.

IEC ELECTRONICS CORP.
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
IMPORTANT: Sign the Proxy exactly as your name or names appear on your Common Stock certificate; in the case of Common Stock held in joint tenancy, each joint tenant must sign. Fiduciaries should indicate their full titles and the capacity in which they sign. Please complete, sign, date and return this Proxy promptly in the enclosed envelope